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                          CONFIDENTIAL TREATMENT REQUESTED


                                 SERVICES AGREEMENT


            This SERVICES AGREEMENT (the "Services Agreement" or "Agreement") is made and entered into as of December 31, 1997 by and between ACTAMED CORPORATION, a Georgia Corporation ("ActaMed") and SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a Delaware Corporation ("SBCL").

                                     BACKGROUND

            ActaMed is in the business of providing electronic data interchange products and services to the health care industry, including its ProviderLink software, and desires to develop business involving automated laboratory order entry and results reporting services.

            SBCL provides laboratory testing services to certain Providers who use SBCL Software (as defined in the License Agreement) for electronic clinical laboratory test order entry and/or test result reporting between an SBCL Lab and such Provider. In addition, SBCL uses the SBCL Software to allow [*] to send laboratory test orders entered electronically to an SBCL Lab and/or to have the test results reported electronically back to the PSC or the Provider ordering the test.

            The parties previously entered into the Development Agreement pursuant to which ActaMed and SBCL are jointly developing the ActaLab Software.

            Simultaneously with the execution of this Agreement, ActaMed and SBCL are entering into the Purchase Agreement pursuant to which ActaMed is purchasing and SBCL is selling certain assets associated with SBCL's provision of Lab EDI Services, as more fully set forth therein. Also concurrently with the execution and delivery of this Agreement, SBCL and ActaMed are entering into the License Agreement whereby SBCL, among other things, grants ActaMed a license to the SBCL Software. This Agreement sets forth the parties' agreements relating to their rights and obligations following the date hereof relating to provision of Lab EDI Services to Automated Providers.

            Pursuant to the Purchase Agreement, the Parties contemplate that there will be a staged transfer to ActaMed of SCAN Assets. The transfer of Region One SCAN Assets is to occur on the Region One Transfer Date. The transfer of the other Regions will occur sequentially when the Transfer Benchmarks (as defined in the Purchase Agreement) have been met.

            NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:


[*] CONFIDENTIAL TREATMENT REQUESTED

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I.     DEFINITIONS.

       Capitalized terms used in this Agreement and not otherwise defined herein are defined in EXHIBIT A attached hereto.

II.    NETWORK READINESS SERVICES.

       A. GATEWAY REPLICATION. SBCL shall be responsible [*] to provide such reasonable and appropriate software development, installation and support services as are necessary to establish connectivity with an ActaMed gateway (the "ACTAMED GATEWAY") that works substantially as the SBCL gateway works as of the date hereof. In connection with such services from SBCL:

            1. ActaMed shall [*] order, acquire, install and configure the necessary hardware and data communications lines required to install and operate the appropriate gateway systems, including without limitation a [*] modems, 800 phone service, [*] and data communications lines for connection to SBCL systems. SBCL will provide specifications and guidance to assist ActaMed in this effort.

            2. SBCL will install the gateway software on ActaMed's computer and modify the gateway software as necessary to cause it to communicate with the SBCL systems. At SBCL's determination, this may include new enhancements or additional software as needed to allow the ActaMed Gateway to transmit Transmittal Information for Automated Providers using the SCAN Network.

            3. At such time as the ActaMed Gateway has been adequately (in SBCL's determination) tested, including for compliance with applicable SBCL internal standards and using SBCL sample clinical laboratory test orders and/or test result report data, in which testing ActaMed and SBCL shall cooperate, SBCL shall so notify ActaMed. For a period of up to thirty (30) days after the date of such notice, ActaMed shall be entitled to perform such quality assurance testing as it shall reasonably deem appropriate. SBCL shall provide reasonable assistance to ActaMed in this process. If the system is not performing substantially the same as SBCL's gateway and as necessary to enable ActaMed to meet the Key Performance Standards and to provide the Lab EDI Services using the ActaMed Gateway, ActaMed shall provide timely notice to SBCL of such deficiency or performance problem within such thirty (30) day period. SBCL shall supply the appropriate personnel to investigate and correct any such reported deficiencies or performance problems. The acceptance period shall be extended to two (2) weeks beyond the time of such correction. When corrected to the reasonable satisfaction of ActaMed and SBCL, or if SBCL is notified of no further deficiencies or performance problems within such period, the ActaMed Gateway shall be deemed ready and accepted by ActaMed.

            4. SBCL will provide reasonable training of ActaMed personnel and any available documentation to allow ActaMed to operate and support its gateway independently;


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provided that SBCL will not provide [*] or other base-line training that may be required by ActaMed.

            5. The foregoing procedures of this Section II.A shall be completed within one hundred twenty (120) days after the date hereof.

            6. After acceptance of the ActaMed Gateway and until [*] SBCL shall, at ActaMed's written request, provide such maintenance and related support to the ActaMed Gateway as may be necessary to continue its effective operation at substantially the same performance levels as SBCL experienced on its gateway immediately prior to the date hereof. SBCL shall charge ActaMed for such services at the then industry standard rates for similar services. After [*] (i) SBCL makes no representation or warranty as to the performance of the ActaMed Gateway software systems so established by SBCL hereunder; and
(ii) ActaMed may request SBCL to provide such support and, if SBCL elects to provide such support, SBCL may charge ActaMed for such services at the then industry standard rates for similar services.

       B. MIGRATION PERIOD. After the Transfer Date of a Region, SBCL and ActaMed shall have the following obligations with respect to SBCL Sites transferred to ActaMed in that Region:

            1. ACTAMED TO MIGRATE SITES. ActaMed will use its good faith efforts to migrate the SBCL Sites so transferred from communicating with the SBCL gateway to communicating with the ActaMed Gateway as soon as practicable, and shall similarly use its best efforts, and take all steps reasonably necessary, to assign financial responsibility or otherwise change the billing of dedicated phone lines installed in Automated Providers' offices for Lab EDI Services from SBCL over to ActaMed. SBCL will support ActaMed in ActaMed's efforts to transfer the local phone lines to ActaMed's account and, subject to ActaMed's obligation under Section II.B.7.(g) hereof, pay any charges, assessments, fees or other amounts incurred by SBCL for such transfer.

            2. EDI AGREEMENT AMENDMENTS. ActaMed shall obtain signed amendments to any existing CIS Agreement between a Provider and SBCL or a new CIS Agreement between the Provider and ActaMed containing the provisions set forth in EXHIBIT II.B.2(a). SBCL shall obtain a signed agreement from such Provider for Lab EDI Services by ActaMed in the form of EXHIBIT II.B.2(b).

            3. ASSISTANCE FROM SBCL. SBCL will make available to ActaMed such resources as SBCL determines is reasonable and appropriate for the transfer of each Region, at no cost to ActaMed. After the earlier of (i) [*] after the Transfer Date for a particular Region or (ii) the full migration of SBCL Sites in such Region from communication with the SBCL gateway to communication with the ActaMed Gateway, SBCL will continue to use its good faith efforts to make such resources available to ActaMed and may charge ActaMed therefor at then industry standard rates for similar services.

            4.   SUPPORT SERVICES.  From time to time prior to the [*]


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                 a.   ActaMed may request that SBCL's [*] provide services
to ActaMed in [*] to assist ActaMed in the delivery of items relating to ActaMed's delivery of Lab EDI Services to Automated Providers (provided ActaMed delivers the item to [*] for such delivery to the Automated Provider), such services to be provided consistently with the manner and extent to which SBCL has used such [*] during the twelve (12) month period prior to the Transfer Date of the Region in [*] is located. SBCL shall direct its [*] to provide such services provided that SBCL shall not be responsible for any Losses incurred as a result of providing such services. Nothing in this Section III.B.4 shall require SBCL, ActaMed or [*] to provide any service if to do so would cause any party, including [*] to violate any Regulation.

                 b. SBCL may request that ActaMed's employees provide services to SBCL in the course of their normal duties to assist SBCL in the delivery of items (E.G., [*]) to Automated Providers (provided SBCL delivers the item to the employee for such delivery to the Automated Provider), such services to be provided consistently with the manner and extent to which SBCL has used employees for such purposes during the twelve (12) month period prior to the Transfer Date of the Region in which such employee works. ActaMed shall direct its employees to provide such services provided that ActaMed shall not be responsible for any Losses incurred as a result of providing such services. Nothing in this Section III.B.4 shall require ActaMed, SBCL or such employee to provide any service if to do so would cause any party, including the respective employee, to violate any Regulation.

            5. USE OF SBCL FACILITIES BY TRANSFERRED EMPLOYEES. ActaMed will employ the Transferred Employees in accordance with the provisions of
Article VI of the Asset Purchase Agreement. From the Transfer Date of a Region until [*] after the Transfer Date of that Region, such Transferred Employees may continue to use such office space, office equipment, office telephones, office supplies, and have access to such office services as such Transferred Employees had immediately prior to the applicable Transfer Date (collectively, "OFFICE SPACE"), [*] whether or not such Transferred
Employees are responsible for ActaMed Sites. No employees of ActaMed other than the Transferred Employees currently assigned to such Office Space shall be allowed to use such Office Space, and ActaMed may not place signage inside or outside of such Office Space or use such Office Space for any operations other than the transition contemplated by this Section II and the provision by ActaMed of Lab EDI Services.

            6. SCAN NETWORK MAINTENANCE. SBCL shall continue to have and support Lab EDI Services between each SBCL Site and SBCL's gateway until migration of such SBCL Site to the ActaMed Gateway is completed. SBCL will continue to operate and maintain its gateway systems for such purposes.


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            7.   ACTAMED PAYMENTS TO SBCL. In consideration of services
provided under this Agreement, ActaMed will pay SBCL the following amounts (in addition to any other amounts which may be charged to ActaMed by SBCL as expressly set forth in this Agreement):

                 a. A fee in the amount of [*] per month for each month after the Region One Transfer Date (prorated for any portion thereof); provided that no payment shall be made under this clause a. either (i) if a payment is made under clause b. below, after the third month after the Region One Transfer Date, or (ii) if a payment is not made under clause b. below, after the Region Two Transfer Date.

                 b. A fee in the amount of [*] for each month prior to the Region Two Transfer Date (prorated for portion thereof) commencing with the fourth month after the Region One Transfer Date, provided, however, that payment under this Section II.B.7.b shall not be made unless the delay in the Region Two Transfer Date beyond the date three (3) months after the Region One Transfer Date is due to ActaMed's failure to meet the Transfer Benchmarks (with any dispute with respect thereto to be resolved in accordance with Section XV hereof).

                 c. A fee in the amount of [*] per month for each month after the Region Two Transfer Date (prorated for any portion thereof), provided that no payment shall be made under this clause c. after the Region Three Transfer Date;

                 d. A fee in the amount of [*] per month after the Region Three Transfer Date (prorated for any portion thereof), provided that no payment shall be made under this clause d. after the Region Four Transfer Date;

                 e. Until the date which is twelve (12) months after the Transfer Date of a Region, reimbursement for any local and long distance telecommunication services (including 800 and 888 service other than 800 and 888 numbers used to [*]) billed to SBCL in respect of SBCL Sites in that Region;

                 f. From and after the date which is twelve (12) months from the Transfer Date of a Region, an amount equal to [*] of the amount of any local and long distance telecommunication services (including 800 and 888 service other than 800 and 888 numbers used to [*]) billed to SBCL in respect of SBCL Sites in that Region; and

                 g. Reimbursement for [*] of any charges, assessments, fees or other amounts incurred by SBCL for the transfer of any dedicated phone lines installed in Automated Providers' offices for Lab EDI Services into the ActaMed name, including without limitation any transfer fees or new installation fees.

       C. PAYMENT TERMS FOR ACTAMED PAYMENTS TO SBCL. SBCL shall invoice ActaMed monthly for the services rendered by it and chargeable to, or to be reimbursed by, ActaMed pursuant to this Section II. All amounts shown due on such invoice shall be paid within [*] after the date of the invoice. Late payments shall be subject to a late fee equal to [*] per


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month on the overdue amount.  In the event ActaMed disputes any amount shown due on such invoice, ActaMed shall pay timely any undisputed amounts and send a Dispute Notice to SBCL with respect to any disputed amounts. For a period of thirty (30) days after the date of the Dispute Notice, ActaMed shall have Audit Rights with respect to the portions of SBCL's books and records that relate to the subject of the dispute. In the event the parties are unable to resolve the disputed matter, the matter shall be resolved in accordance with
Section XV hereof and application of any late fee to such disputed amount shall be tolled until conclusion of such proceedings and then applied only to the amount so determined to be due.

III.   SERVICES AFTER TRANSFER.

       A. PLANNING AND OVERSIGHT COMMITTEE. On or promptly after the Region One Transfer Date, SBCL and ActaMed will establish an Oversight Committee having the obligations set forth in this Section III (the "OVERSIGHT COMMITTEE"). The parties may thereafter, in their respective sole discretion, change the complement of the Oversight Committee, including without limitation to decrease or increase the number of members on the Oversight Committee, so long as the Oversight Committee shall continuously have equal numbers of persons representing ActaMed and SBCL, provided that SBCL may appoint a majority of the Oversight Committee members if ActaMed consents thereto. The Oversight Committee shall continue in effect through the term of the Agreement (including any applicable renewal period). Each member of the Oversight Committee will have responsibility to, among other things,

            1. review the performance of ActaMed hereunder, as measured by the Performance Standards,

            2. review the compliance of ActaMed with Regulations and report to ActaMed and SBCL with respect to compliance matters,

            3. discuss trends in the health care information services industry and service type and quality offered by competitors of ActaMed,

            4. exchange information regarding strategic needs and directions of the respective ActaMed and SBCL businesses that are relevant to the relationships contemplated by this Agreement,

            5. exchange information about technological developments for electronic connectivity in the health care information services industry,

            6. provide feedback to ActaMed and SBCL regarding the implementation and effect of ActaMed's preferred provider status pursuant to
Section VII of this Agreement,

            7. notify SBCL, ActaMed and other members of the Oversight Committee at any time such member has any knowledge that ActaMed has not performed in accordance with the Performance Standards, and make recommendations to ActaMed and SBCL as to remedying

                                       -6-
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performance that does not comply with this Agreement, including without limitation the Performance Standards, and

            8. examine and, collectively with the other members, report to ActaMed and SBCL from time to time on ways in which Agreed Services can be improved.

       B. AGREED SERVICES. ActaMed will provide the following services to SBCL and Automated Providers at ActaMed Sites in accordance with the Performance Standards and will take all reasonable and appropriate action to preserve the Network and the goodwill of the Automated Providers utilizing such services:

            1. NETWORK SUPPORT. ActaMed shall maintain and support the Network for Lab EDI Services between Automated Providers and an SBCL Lab and shall ensure that the Network meets or exceeds all Network Standards.

            2. INSTALLATION AND TRAINING. ActaMed will provide installation, set up and training services at all ActaMed Sites as reasonably necessary to enable such ActaMed Sites to utilize the Network accurately and efficiently. In this connection, ActaMed will (i) install software, and if necessary and appropriate and consistent with contractual relationships between SBCL and ActaMed, hardware, (ii) confirm set up thereof, (iii) confirm the ability after set up to successfully transmit and receive modem communications with the applicable SBCL Lab and that requisitions and results functionality is accurate, and (iv) provide competent and timely training to the Automated Provider's personnel regarding Lab EDI Services. Such installation, set up and training services shall be provided to, and connectivity to the Network established for, any Provider or PSC designated by SBCL. If ActaMed identifies a Provider which is a potential new customer for Lab EDI Services, it shall so notify SBCL and SBCL shall determine if such installation, set up and training services shall be provided to such Provider. SBCL and ActaMed shall [*] to establish [*] to provide guidance on
[*] of ActaMed suggested Automated Providers.   Prior to any
installation, set up and training services being rendered hereunder, SBCL and ActaMed shall have each entered into an agreement for such Lab EDI Services with such new customer which agreement shall contain the provisions set forth on EXHIBIT II.B.2(b).

            3. SPECIAL SERVICES AT PIF SITES. At up to [*] (the "PIF NUMBER") sites selected by SBCL prior to the [*] [*] where installation training and set up services are required (the "PIF SITES"), SBCL shall be entitled, by written request to ActaMed and payment of the [*] set forth in Section IV.B.2, to require that installation, set up and training services be provided on a top priority accelerated basis.

            4. INITIAL ROLL OUT OF ACTALAB SOFTWARE. After market launch of the ActaLab Software (which shall be only after the ActaLab Software functions, features and performance have been accepted by SBCL in accordance with the Development Agreement and the requirement in this Agreement that it comply with Regulations), ActaMed will begin to replace the SCAN Software at ActaMed Sites with the ActaLab Software in accordance with a roll out plan developed by ActaMed


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which shall be designed to deploy the ActaLab Software as quickly as practicable with minimal disruption to Automated Providers. ActaMed shall submit the roll out plan to SBCL sufficiently in advance to allow SBCL reasonable opportunity to review and comment on the roll out plan prior to implementation, and shall use its good faith efforts to incorporate SBCL's comments thereon. Such roll out, however, shall not be made to any Provider which has not executed an agreement containing the provisions set forth in
EXHIBIT II.B.2(a) or (b).

            5. CUSTOMER SUPPORT. ActaMed will provide all reasonably necessary and appropriate end user support for issues relating to connectivity to the Network utilizing any Network Software in use at such time, including without limitation, help desk assistance to Automated Providers, hardware support to applicable Automated Providers, user training and bug fixes to the Network. All customer support services shall be performed in a competent and professional manner meeting or exceeding generally accepted industry standards for confidential EDI and will be rendered by qualified personnel who will perform the tasks assigned consistently with good professional practice and the state of the art involved. SBCL shall have the right to request the removal from Automated Providers accounts of any ActaMed personnel used by ActaMed to perform customer support services, provided such objection would not constitute unlawful discrimination, if SBCL becomes aware that such person is causing customer dissatisfaction. If an objection is raised by SBCL, ActaMed agrees to confer with SBCL and endeavor to furnish a replacement as quickly as is practicable.

            6. MONITORING. ActaMed shall continuously monitor its performance against the Performance Standards and shall notify SBCL at any time when it fails to meet the Performance Standards. SBCL shall similarly notify ActaMed of any such failure, provided that the failure to notify shall not constitute a waiver of SBCL's rights hereunder. In the event that ActaMed fails to meet any Performance Standard at any time, ActaMed shall promptly diagnose the cause of the failure and shall work continuously and diligently to correct such failure to perform until it is corrected. Any failure to meet the Performance Standards which occurs while ActaMed is working to remedy the problem shall continue to be counted for the purposes of Section XII.B.1,
Section VII.B.4 and IV.F.

            7. REPORTS. ActaMed and SBCL will, at their own expense, provide the other with the reports specified on EXHIBIT III.B.7 hereto at the times specified thereon.

       C. PERFORMANCE STANDARDS. "Performance Standards" shall mean the Network Standards and the Customer Support Standards. EXHIBIT III.C-1 to this Agreement specifies the performance standards for the Network which must be maintained and the applicable time periods for measuring compliance with such
standards (the "NETWORK STANDARDS").   EXHIBIT III.C-2 to this Agreement
specifies the customer support standards ActaMed must achieve and maintain and the applicable time periods for measuring compliance with such standards (the "CUSTOMER SUPPORT STANDARDS"). In no event shall the Performance Standards be less than the comparable Network maintenance and support standards and services ActaMed utilizes for or provides to its other customers receiving services comparable to Lab EDI Services. ActaMed shall have sixty (60) days following the date

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hereof to validate the metric performance level set forth in the Performance
Standards as representative of SBCL's provision of services which are now Agreed Services. ActaMed shall perform the validation (with cooperation from and access to relevant records and data of SBCL) within such sixty (60) day period, and based upon the period of [*]. In the event that ActaMed's validation process yields a metric different from that set forth in the Performance Standards, a new metric for this Agreement shall be mutually agreed by SBCL and ActaMed, with any disputes with respect thereto resolved in accordance with Section XV hereof.

       D. SBCL OBLIGATIONS. SBCL shall have no obligation to provide any support, training or maintenance services to Automated Providers, other than as expressly set forth herein.

       E.   Records and Audits.

            1. ActaMed shall maintain accurate and complete records regarding the transmissions to and from Automated Providers and SBCL in accordance with accepted information storage practices in the clinical laboratories industry and in compliance with applicable Regulations, but in no event for less than [*] or such longer period as may be required by Regulations or the Integrity Agreement.

            2. The records maintained pursuant to Section III.E.1 above shall include without limitation records of the amounts ActaMed charges SBCL under this Agreement, with a system of audit trails, records and controls sufficient to allow SBCL to audit such transactions and charges under this Agreement and to assure satisfaction of any requirements imposed on SBCL by their external auditors or on ActaMed or SBCL by government officials enforcing applicable Regulations.

            3. In addition to the grant of Audit Rights pursuant to Sections IV.B, IV.C.3 and VI.B of this Agreement, SBCL shall have the right, exercisable not more often than twice in each calendar year for the first three years after the date hereof, and once in each calendar year thereafter, to have any of its agents or employees, who or which are reasonably acceptable to ActaMed, audit, in accordance with the Audit Rights, the books and records of ActaMed relating to such SBCL transactions to examine or determine the proper amounts which should have been billed to SBCL, the amounts which were billed to SBCL, and the amounts which SBCL has paid under this Agreement.

            4. In any exercise of Audit Rights hereunder, including without limitation pursuant to Section III.E.3, SBCL shall give ActaMed two week's prior notice of any such audit, and shall abide by reasonable ActaMed security and confidentiality procedures during the audit. SBCL and ActaMed shall each bear their own costs associated with such audit, provided that in the event the audit determines that ActaMed has overcharged SBCL by more than ten percent (10%) of the amount properly due ActaMed in any month, ActaMed shall pay all costs of such audit. If the audit reveals an overpayment by SBCL to ActaMed, ActaMed shall promptly refund such overpayment to


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SBCL.  If the audit reveals an underpayment by SBCL, SBCL shall promptly pay to ActaMed the amount of such underpayment.

IV.    PAYMENTS TO ACTAMED BY SBCL.

       A. FEES FOR FIXED FEE SITES. SBCL will pay ActaMed for the Agreed Services rendered to Fixed Fee Sites as follows:

            1. Fixed Fee payments shall be due [*] on the first (1st) business day of [*] beginning on January 2, 1998 and shall be in an amount equal to

                 a. from January 2, 1998 until the day before the first business day of [*], [*] per month;

                 b.   from the first business day of [*] until [*].

       B. TRANSACTION FEE FOR SITES OTHER THAN FIXED FEE SITES. From the Region One Transfer Date and continuing until the day before the [*] SBCL will pay to ActaMed, for Agreed Services in respect of sites which are not Fixed Fee Sites only, within thirty (30) days after receipt of an invoice from ActaMed detailing the charges then due, a fee equal to the sum of [*] SBCL in accordance with the Performance Standards during the period covered by the invoice (the "TRANSACTION FEE").

       C. [*]. Provided the conditions set forth in Section IV.D are satisfied, SBCL shall pay the following amounts to ActaMed as hereinafter in this Section IV.C provided:

            1. An amount (the "FIRST VARIABLE FEE") equal to (i) [*] minus the aggregate of the amount billed to SBCL pursuant to Section IV.B.1 above (the "TRANSACTION FEE AMOUNT") prior to the [*]; (ii) [*] minus the sum of
(A) the Transaction Fee Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clause (i) above; and (iii) [*] minus the sum of (A) the Transaction Fee Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clauses (i) and (ii) above.

            2. An amount (the "SECOND VARIABLE FEE" and together with the First Variable Fee, the "VARIABLE FEES") equal to (i) [*] minus the aggregate of the amount paid plus amounts owed (whether or not billed) pursuant to
Section IV.M.1 below (the "PIF AMOUNT") prior to the [*]; (ii) [*] minus the sum of (A) the PIF Amount for the period from the date hereof to the


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[*] and (B) the amount paid pursuant to clause (i) above; and (iii) [*] minus the sum of (A) the PIF Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clauses (i) and (ii) above; PROVIDED THAT if the PIF Amount with respect to an annual period (other than the last such annual period) is at least [*] of the aforementioned dollar amount for that annual period, no payment shall be due under this Section IV.B.2 for such annual period.

            3. Subject to Section IV.D, the Variable Fees shall be paid annually within thirty (30) days after invoice therefor from ActaMed, which shall be (i) submitted to SBCL within [*] (ii) detail the calculation thereof, and (iii) reflect the Variable Fees payable in respect of the most recently completed annual period only. SBCL shall have Audit Rights with respect to any disputed amount of the Variable Fees.

       D. CONDITIONS TO [*]. ActaMed and SBCL have agreed that the foregoing [*] with respect to the provision of Lab EDI Services after the date hereof shall apply (i) [*] and (ii) to the extent set forth in this
Section IV.D:

            1. With respect to [*] (i) such fees shall cease to be payable if (i) ActaMed shall fail to satisfy any of the Key Performance Standards, or
(ii) such fees [*] for the applicable year shall not be payable (but shall be treated as paid for purposes of calculation of any amount payable in the following year) if any of the following shall occur:

                 a.   As of [*] shall [*] of [*] at [*] it has [*] as of [*];

                 b.   As of [*] shall [*] of [*] at [*] it has [*] as of [*];

                 c.   As of [*] shall [*] of [*] at [*] it has [*] as of [*];

            2. With respect to the [*] such fees shall be payable [*] in accordance with the Performance Standards [*] pursuant to Section [*].

       E. LATE FEE. A late fee of [*] per month on the unpaid balance of any payments owing pursuant to this Section IV after expiration of the thirty
(30) day period for payment thereof shall be due from SBCL.


[*] CONFIDENTIAL TREATMENT REQUESTED

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       F.   [*] OF PAYMENTS.  After the [*] Anniversary, with respect to any month after ActaMed has [*] with the [*] for [*] SBCL may, at its option, [*]
 or other [*] to [*] for such month [*] established with [*] to be [*] the date as of which [*] with the [*].

       G. DEFINITION OF FIXED FEE SITES. "Fixed Fee Sites" shall mean the [*] PROVIDED HOWEVER THAT:

            1. if the number of SBCL Sites transferred to ActaMed on any Transfer Date, when added to the number of ActaMed Sites on the date of such Transfer, totals more than [*] any sites in excess of [*] (such excess to be identified as described in the next sentence) shall not be Fixed Fee Sites. The sites to be excluded from Fixed Fee Sites will be (i) from the Region transferred on such Transfer Date, and (ii) selected, in order, from a list of such sites that is sorted on the basis of the date of the first successful Requisition from each site, beginning with the site which had the most recent first successful Requisition, and continuing to the sites with the next most recent first successful Requisition; and

            2. if, on the last day of [*] the number of sites that are Fixed Fee Sites [*] a number of sites, not to exceed [*] sites in any year, that are not Fixed Fee Sites [*] PROVIDED THAT the aggregate number of Fixed Fee Sites [*]. The [*] will be [*] in order, from a list of [*] that is sorted on the basis of the date of the first successful Requisition from a site, beginning with the site on such list which had the least recent first successful Requisition, and continuing to the sites with next least recent first successful Requisition; [*].

       H. RENEGOTIATION OF PRICES. For a period of at least [*] prior to [*] the parties will negotiate new Transaction Fees which shall apply for the [*] period beginning on [*]. The parties will thereafter similarly negotiate new Transaction Fees for each two (2) year period thereafter for each renewal period in the term of this Agreement. [*]


[*] CONFIDENTIAL TREATMENT REQUESTED

[*].

       I. EFFECT OF [*] CHANGES. If either of the following occurs, then the parties agree to negotiate in good faith to restructure the Transaction Fees payable or other provisions hereunder in a manner that will be fair to both parties while at the same time preserving the economic expectations of the parties under this Agreement to the greatest extent possible and in a manner consistent with the [*]. Any dispute as to the amendments to this Agreement to be made in the event of a [*] shall be settled in accordance with the procedures set forth in Article XV hereof.

            1. Any [*] is [*] or determined to [*] including without limitation any significant reduction in SBCL's [*] or significant increase in the [*] as compared to SBCL's [*] and [*] as of the date of this Agreement as set forth on EXHIBIT IV.I hereto (which shall be delivered within thirty
(30) days after the date hereof); or

            2. if the Automated Providers' [*] such that the effective [*] for such period [*] with no corresponding [*].

       J. PHONE LINE TRANSFER COSTS. SBCL shall reimburse ActaMed for [*] of any charges, assessments, fees or other amounts incurred by ActaMed for the transfer of any dedicated phone lines installed in Automated Providers' offices for Lab EDI Services into the ActaMed name, including without limitation any transfer fees or new installation fees.

       K.   ActaMed Obligations Regarding Hardware.

            1. ActaMed shall reimburse SBCL for the cost of hardware purchased by SBCL and located at SBCL Sites other than Fixed Fee Sites in a Region to be transferred to ActaMed on a Transfer Date.

            2. Subject to the limitations of Section III.L.2(b) hereof, ActaMed and SBCL understand and agree that, [*] are to [*] for providing [*] to Providers, there will be situations where [*] is [*] for ActaMed to provide Lab EDI Services to certain Providers. ActaMed desires that the number of such new sites be capped. SBCL and ActaMed have therefore agreed that:

[*] CONFIDENTIAL TREATMENT REQUESTED

                 a. ActaMed shall provide [*], PC Systems for up to [*]. ActaMed may provide hardware for such [*] by either moving existing PC Systems from a canceled Fixed Fee Site or by providing new PC Systems, as it determines in its sole discretion.

                 b. In addition, ActaMed shall provide, prior to the [*] Anniversary, [*] PC Systems for New Sites or [*] in excess of the [*]. Notwithstanding the above, this obligation shall be (a) limited to [*] PC Systems prior to the [*] and (b) reduced by each PC System the cost of which is reimbursed to SBCL subject to Section IV.K.1 above.

                 c. Any PC Systems in excess of those required to be provided by ActaMed under (i) and (ii) above may be provided by SBCL to the Automated Provider, subject only to the Automated Provider entering into a contract with, and satisfactory to, SBCL for the use of such PC System.

       L. SPECIAL FEE FOR USE OF SCAN DEVELOPMENTS. SBCL will pay ActaMed a fee equal to [*], or [*] received by SBCL for [*] that use SCAN
Developments for Lab EDI Services over the SCAN Network and which [*].

       M. SPECIAL FEES FOR NEW SITES. From the Region One Transfer Date and continuing until the day before the [*], SBCL will pay to ActaMed, within thirty (30) days after receipt of an invoice from ActaMed detailing the charges then due, the following amounts:

            1. a one time fee of [*] for [*] services at each PIF Site [*] or "PIF"); and

            2. up to the first [*] of any out-of-pocket cost required to be incurred by ActaMed to provide the bar code label printer to be used for orders to SBCL Labs at any New Site or any [*] during the period covered by the invoice. ActaMed shall charge the Automated Provider [*] using the bar code label printer for anything other than Lab EDI Services for the fair market value of any such use. If an Automated Provider ceases to use Lab EDI Services, SBCL may direct where the printer previously installed at such Automated Provider will be next installed or ActaMed shall purchase, at its cost and without reimbursement under this Section IV.M.2, a bar code label printer for installation at another Automated Provider's location to be determined by SBCL.

       N. DISPUTED INVOICES. In the event SBCL disputes any amount shown due on such invoice, SBCL shall send a Dispute Notice to ActaMed. In such event, SBCL shall timely pay any undisputed amount to ActaMed and shall have Audit Rights with respect to the portions of ActaMed's books and records that relate to the subject of the dispute. In the event the parties are unable to resolve the disputed matter, the matter shall be resolved in accordance with Section XV


[*] CONFIDENTIAL TREATMENT REQUESTED
hereof and application of any late fee to such disputed amount shall be tolled until conclusion of such proceedings and then applied only to the amount so determined to be due.

V.     CHANGES AND DEVELOPMENT OF NEW FUNCTIONALITY.

       A. MAINTENANCE. ActaMed shall provide such maintenance upgrades and updates to the Network as set forth on EXHIBIT V.A and shall maintain and enhance the Network so as to improve from time to time the speed, accuracy, security and other features and functions available for Lab EDI Services. ActaMed shall make available to Automated Providers all such modified, upgraded, enhanced or improved services or software at no additional charge except as permitted by this Agreement or applicable agreement with Automated Providers.

       B. YEAR 2000 COMPLIANCE. ActaMed shall provide, without charge to SBCL or to Automated Providers (unless the Automated Providers own the PC Systems needing Year 2000 compliance), such maintenance and hardware upgrades and updates to the Network (other than the SBCL gateway), or other software relating (or which will relate) to Lab EDI Services as is necessary for all such software and related hardware to include acceptable design and performance specifications so that any or all such software will not abruptly end or provide invalid or incorrect results due to issues related to Year 2000 compliance and will otherwise be in compliance with the warranties set forth in EXHIBIT V.B hereto. Year 2000 compliance requires that the design and performance specifications of the hardware, software and/or other items include, without limitation: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century change at the year 2000. SBCL shall provide specifications for Year 2000 compliance for SBCL systems in sufficient time to allow ActaMed and SBCL to mutually agree on and ActaMed to complete such modifications as are necessary to enable ActaMed to meet the requirements of this Section V.B. SBCL will also provide reasonable cooperation and assistance to ensure ActaMed's understanding of the requirements of this Section V.B.
Prior to any sale of PC Systems to any Automated Provider or potential Automated Provider, ActaMed shall disclose to such Automated Provider any Year 2000 compliance problems of such PC System which are then known to ActaMed after reasonable inquiry. A condition of any such sale shall be appropriate arrangements for making the PC System to be sold Year 2000 compliant. In this regard, the sales price shall reflect the fair market value of the services required to make the PC System Year 2000 compliant.

       C. REQUIRED CHANGES. ActaMed shall be required to develop and implement, at its expense except to the extent hereinafter provided, as promptly as practicable and in no event later than thirty (30) days prior to the effective date of the applicable Regulatory Change, any Changes which (i) ActaMed determines are required for the Network Software to remain in compliance with all applicable Regulations, or (ii) SBCL requests in writing to ActaMed for compliance with Regulations of the Network Software.

            1. If SBCL reasonably determines that ActaMed cannot provide such required work by thirty (30) days prior to a deadline imposed by governmental authority, SBCL shall have the


[*] CONFIDENTIAL TREATMENT REQUESTED
right to contract with a third party for such work or to do such work itself. In such event, SBCL shall be reimbursed therefor by ActaMed, except as provided in Section V.C.3 below.

            2. Upon reasonable advance written notice to ActaMed, SBCL may request, and if it so requests ActaMed shall use its good faith efforts to accommodate, prioritization of such Changes over any other software development work performed by or on behalf of ActaMed.

            3. In any event, upon reasonable advance notice to ActaMed, SBCL shall be entitled to change the prioritization of required Changes from time to time and to resolve conflicts between Changes demanding equal prioritization to the extent necessary to deliver any such Change not less than thirty (30) days prior to any government imposed deadlines or as promptly as practicable.

            4. If ActaMed disputes that Changes requested by SBCL pursuant to clause (ii) of Section V.C are required by Regulations, either ActaMed or SBCL shall be entitled to cause the dispute to be resolved in accordance with the procedures set forth in Section XV.B.1.a and XV.B.1.b thereof. If such process is used and results in substantial agreement with either (i) ActaMed, then [*] (including the cost of FTEs) in implementing such Changes, or (ii) SBCL, [*]. If such process is not used or does not result in an agreement as to whether or not such Change is required by Regulations, ActaMed and SBCL shall mutually agree on an outside counsel familiar with issues of the nature involved in the dispute and the opinion of such counsel shall be binding on the parties hereto.

       D. ACTAMED DEVELOPED NEW FUNCTIONALITY. When ActaMed develops new functionality for the Network that ActaMed offers generally to its customers, which is not included in a maintenance release that ActaMed offers generally to its customers pursuant to Section V.A. above, ActaMed will offer such new functionality to Automated Providers on the same basis [*] subject to SBCL's right to accept or reject such new functionality.

       E.   Development Work Requested by SBCL.

            1. SBCL at any time may request that ActaMed perform additional development work and, subject to the terms of this Section V.E, shall pay ActaMed for such work at no higher than the then industry standard rates for similar services.

                 a. If SBCL requests in writing that ActaMed provide additional development work for use exclusively by SBCL and, regardless of whether ActaMed or a third party actually performs such development work, ActaMed shall either (i) [*] in which case such work shall be a "Perpetual Exclusive Development", or (ii) acting in good faith, [*] in which case such work shall be a "Temporary Exclusive Development". With respect to Perpetual Exclusive Developments, ActaMed will not use or license


[*] CONFIDENTIAL TREATMENT REQUESTED
the use of the Perpetual Exclusive Developments (without regard to whether they constitute SCAN Developments or ActaLab Software) other than in support of Lab EDI Services. With respect to Temporary Exclusive Developments, ActaMed will not use or license the use of Temporary Exclusive Developments (without regard to whether they constitute SCAN Developments or ActaLab Software) other than in support of Lab EDI Services for a period of [*] from the date on which ActaMed first makes available to SBCL such Temporary Exclusive Development for use on a commercial basis in support of SBCL's laboratory testing services. After expiration of such [*] period, subject to resolution of any dispute relating to ActaMed's initial designation of such development work as a Temporary Exclusive Development pursuant to Section V.E.1.b, such Temporary Exclusive Development shall no longer be an Exclusive Development.

                 For purposes of this Section V.E, Perpetual Exclusive Developments and Temporary Exclusive Developments shall include any Changes made pursuant to Section V.C and paid for by SBCL by reason of Section V.C.4, to be designated as Perpetual Exclusive Developments or Temporary Exclusive Developments in accordance with the procedures set forth in this Section V.E.1.a. All such developments are herein referred to collectively as "Exclusive Developments."

                 b. Within twenty (20) days after receiving SBCL's request pursuant to Section V.E.1.a, ActaMed shall notify SBCL of ActaMed's prices and terms for performing such development work, and whether such work will constitute a Perpetual Exclusive Development or a Temporary Exclusive Development. If SBCL provides notice ("Acceptance Notice") accepting ActaMed's price and performance terms, ActaMed shall perform such work at the accepted price and on the accepted performance terms. If SBCL provides notice that it disputes ActaMed's determination that the development work should constitute a Temporary Exclusive Development, the parties shall resolve the dispute in accordance with Section XV. If either (i) ActaMed declines any work requested pursuant to this Section V.E.1, or (ii) SBCL provides notice that it does not accept ActaMed's price and performance terms, then SBCL may engage a third party to perform such work.

                 c. Any contract between ActaMed and SBCL (or a third party developer and SBCL) for development of Exclusive Developments shall allocate ownership of and other rights with respect to the Exclusive Developments as between ActaMed and SBCL, in the manner contemplated by the License Agreement and Development Agreement, including, without limitation, Sections 2.1.4 and
2.3.2 of the License Agreement.

            2. If, at any time, SBCL chooses to contract with ActaMed for a dedicated services team from ActaMed to handle development of Changes to the Network, the Licensed Materials, or SBCL's proprietary systems which are not required to be performed by ActaMed pursuant to Section V.C and which are not requested pursuant to Section V.E, ActaMed may elect whether to provide the dedicated team and, if it so elects, shall do so only on terms and conditions agreed to in advance by SBCL.


[*] CONFIDENTIAL TREATMENT REQUESTED

       F.   Development Work Requested or Used by Another ActaMed Customer.

            1. When ActaMed performs development work on the Network at the request of another ActaMed customer, SBCL shall have the right to obtain [*] but only for so long as ActaMed has the legal right to [*] to SBCL and [*] is not proprietary to the contracting party.

            2. When ActaMed performs development work on the Network at the request of SBCL and such work is usable in connectivity with Other Labs (and is not an Exclusive Development), [*].

       G. ACCESS AND COOPERATION. Whenever SBCL shall use a third party developer, ActaMed shall allow such third party such access to the Network as shall be reasonably necessary to complete such work and shall cooperate with such third party, PROVIDED THAT such access and cooperation shall be subject to such third party (i) executing reasonable and appropriate security and confidentiality agreements with ActaMed, (ii) abiding by ActaMed's internal policies applicable to all third party developers, and (iii) agreeing to [*] in providing such access and cooperation.

       H. EMPLOYEE WAIVERS. ActaMed shall ensure that all employees or agents who perform customer support services or have access to any Network Software (whether in preliminary or final form) have signed non-disclosure and assignment agreements that, at minimum, contain provisions (i) prohibiting the disclosure of Confidential Information to the same extent as is set forth in
Section X hereof, and (ii) effecting the complete transfer and assignment (without further consideration) by such employee or agent to SBCL or ActaMed, as appropriate, of all right, title and interest to all software and documentation and any proprietary rights thereto to the extent required pursuant to the License Agreement.

       I. STATEMENT OF WORK AND ACCEPTANCE FOR NEW WORK. In the event any Change projected to cost in excess of [*] is to be made by ActaMed pursuant to this Section V, ActaMed shall deliver a Statement of Work therefor within thirty (30) days after the Change becomes known to it and shall, subject to the other provisions of this Section V, dedicate sufficient resources to the development and implementation of such Change as shall be necessary to gain acceptance of and deploy the Change in accordance with such Statement of Work.

VI.    COMPLIANCE MATTERS.

       ActaMed is a computer technology company which provides electronic connectivity services, and is not a health care provider. ActaMed acknowledges that, for a laboratory services provider such as SBCL, the ability to assure that it complies with applicable laws, rules or regulations ("Applicable Laws"), including, but not limited to, the federal Physician Self-Referral Law, 42


[*] CONFIDENTIAL TREATMENT REQUESTED

U.S.C. 1395nn, and the regulations promulgated thereunder (together, the "Stark Law"), similar state physician self-referral laws and regulations (together with the Stark Law, the "Self-Referral Laws"), the federal Medicare/Medicaid Antikickback Law and regulations promulgated thereunder (the "Federal Antikickback Law"), and similar state antikickback laws and regulations (together with the Federal Antikickback Law, the "Antikickback Laws"), is of critical importance. SBCL and ActaMed intend that the outsourcing of the Lab EDI Services to ActaMed and the subsequent provision of the Agreed Services by ActaMed to SBCL be done in a manner that allows SBCL to maintain its compliance with Applicable Laws. Accordingly, SBCL and ActaMed have agreed to the provisions set forth in this Section VI, although SBCL and ActaMed understand and agree that the provisions of this Section VI and of the separate SOPs (as defined below) that may be agreed to from time to time by SBCL and ActaMed may not be necessary or may be more restrictive than necessary to assure SBCL's continued compliance with Applicable Laws.

       A. Representation, Warranty and Covenant. ActaMed represents, warrants, and covenants to SBCL as follows:

            1. ActaMed will not directly or indirectly provide any remuneration, as defined in the applicable Self-Referral Laws or Antikickback Laws, to any Provider to whom any of such Self-Referral Laws or Antikickback Laws applies on behalf of SBCL, except for direct or indirect remuneration permitted by such law.

            2. In furtherance and not in limitation of the foregoing, SBCL and ActaMed may, from time to time, agree upon certain principles, activities, agreements, standard operating procedures and/or actions (the "SOPs") that one or both parties, as applicable, will follow or undertake to help SBCL assure its compliance with Applicable Laws, and each party will follow any such SOPs applicable to it in the course of conducting its respective business.

            3. With respect to [*] to which ActaMed is [*] in connection with the provision of Lab EDI Services, ActaMed will not [*] [*] unless and until SBCL has informed ActaMed in writing that it is willing to [*] and that ActaMed and SBCL have agreed upon [*].

            4. ActaMed will provide any reasonable assistance that SBCL may request from ActaMed, including the provision of information or other assistance, in order for SBCL to fulfill any obligation that SBCL, in its sole discretion, determines it has under the Integrity Agreement. Notwithstanding the foregoing, nothing in this provision is intended to or should be interpreted to mean that ActaMed is subject to any of the provisions of the Integrity Agreement.

            5. In the event that SBCL becomes aware of an issue with respect to compliance with this Section VI, SBCL will promptly inform ActaMed of such issue and ActaMed will promptly address such issue and take action to remedy any such issue to the reasonable satisfaction of SBCL.


[*] CONFIDENTIAL TREATMENT REQUESTED

            6. ActaMed will notify SBCL of any proposed changes in ActaMed's business practices with respect to EDI or the provision of LAB EDI Services that are likely to affect SBCL or Automated Providers (other than [*]) a reasonable period prior to the proposed implementation of such change or changes and will provide SBCL with a reasonable opportunity to review those proposed changes for compliance with this Section VI prior to implementation. If [*] any such [*] based on an [*] or the [*], [*] with [*] to [*] before [*].

       B. AUDIT RIGHTS. SBCL shall have Audit Rights, exercisable [*] with respect to all of ActaMed's books, records and other materials that relate to any compliance issues covered by this Section VI in order for SBCL to determine ActaMed's fulfillment of its obligations hereunder or under any separately agreed upon SOPs. When ActaMed enters into agreements with Providers, it will use its best efforts to secure the right for ActaMed and, if such Provider is an SBCL client, for SBCL, to audit such Provider's books and records, and other materials and/or to inspect the Provider's premises to assure that any compliance requirements established with such Provider are being satisfied, and, upon request from SBCL, ActaMed will permit SBCL to exercise such rights. In any exercise of Audit Rights under this Section VI.B, SBCL shall give ActaMed two (2) weeks' prior written notice of any such audit, and shall abide by reasonable ActaMed security and confidentiality procedures during the audit. SBCL and ActaMed shall each bear their own expenses associated with such audit.

       C. DISPUTE RESOLUTION. Notwithstanding any other provision of this Agreement to the contrary, because of the critical nature of compliance to SBCL's business, disputes regarding compliance with this Section VI may not be susceptible to resolution following normal dispute resolution mechanisms. In the event that SBCL and ActaMed have a disagreement or dispute regarding compliance with this Section VI, ActaMed agrees to use its best efforts in working with SBCL to attempt to resolve that dispute as soon as possible. If the parties are not able promptly to resolve any such dispute, and the parties are not able to agree upon another mechanism, such as that provided for in
Section V.C.4 hereof, to resolve the issue, SBCL shall have the right to exercise any and all remedies available to it under this Agreement, including the right to terminate the Agreement.

VII.   PREFERRED LAB EDI VENDOR.

       A.   PREFERRED LAB EDI VENDOR RELATIONSHIP.   Provided none of the
events has occurred which is described in Section VII.B hereof, SBCL will, [*] afford ActaMed "preferred Lab EDI Vendor" status in the United States to the extent set forth in this Section VII. In this regard, SBCL will:

            1. instruct its salespeople that when occasions arise where it is appropriate to do so, inform Providers interested in Lab EDI Services that ActaMed is its preferred vendor for all Lab EDI Services;


[*] CONFIDENTIAL TREATMENT REQUESTED

            2. indicate that ActaMed is SBCL's preferred vendor for Lab EDI Services in appropriate communications, whether internal or external, written or oral, as determined by SBCL that relate to the topic of Lab EDI Services and where a Lab EDI Services vendor is mentioned;

            3. from the date when the ActaLab Software is approved by SBCL for use by Automated Providers, (i) cause the marketing materials for SCAN Software to be revised to feature the ActaLab Software; and (ii) train the SBCL salespeople at no direct expense to ActaMed regarding the general features and benefits of the ActaLab Software;

            4. instruct its salespeople of the benefits to SBCL of ActaMed's preferred status so that whenever they undertake sales efforts or negotiations with a Provider whom SBCL believes to be a significant future customer for Lab EDI Services with an SBCL Lab, or with a significant Automated Provider serviced by ActaMed, insofar as it is known to the salesperson, for renewal or extension of lab testing services at an SBCL Lab, if appropriate, invite representatives from ActaMed to be included in such sales efforts and negotiations, so that ActaMed may promote the use of the ActaLab Software to such customer;

            5. inform appropriate third parties, including but not limited to practice management system companies, electronic medical record vendors and other EDI clearinghouses interested in establishing Lab EDI Services (or services relating thereto) with SBCL, that, ActaMed is SBCL's preferred provider for Lab EDI Services, and suggest that, provided ActaMed has the capabilities sought by the third party, the third party pursue a contractual relationship with ActaMed regarding such Lab EDI Services.

       B.   LIMITATIONS ON PREFERRED PROVIDER STATUS.  The provisions of
Section VII.A shall apply unless and until any of the following occurs:

            1. ActaMed ceases to offer products and services which have features and functionality which are substantially comparable to other similar products and services of similar vendors for services in the nature of Lab EDI Services; SBCL provides written notice of same and, within thirty (30) days after such notice is given, ActaMed fails to demonstrate to SBCL's reasonable satisfaction that such determination is not accurate.

            2. An Other Lab becomes a shareholder of ActaMed; provided that, after ActaMed has consummated a Qualified Public Offering (as defined in ActaMed's Fourth Amended and Restated Articles of Incorporation), this clause 2 shall apply only if the Other Lab becomes a shareholder of ActaMed by reason of either an issuance of equity to the Other Lab by ActaMed or waiver of restrictions in agreements between ActaMed and its stockholders which are comparable to the Standstill Agreement between ActaMed and SBCL dated the date hereof.

            3. Any of the events described in clauses 2 through 5 of Section XII.B shall have occurred (without regard to grace periods otherwise applicable thereto and other than an event under clause 7 thereof which is based upon a failure of SBCL to pay amounts due from it hereunder).

            4. ActaMed fails to meet any of the Performance Standards in [*] or [*].

            5. Any of the events described in Article X of the Assets Purchase Agreement shall have occurred.

            6. In the event that SBCL merges with or into, or acquires or is acquired by an entity, owning or operating a clinical laboratory, or sells substantially all of its assets to another entity in a transaction in which this Agreement is assigned to such entity, SBCL shall have the right to elect to have the preferred provider status removed with respect to such other entity, PROVIDED THAT the [*] set forth in Section IV.C and D hereof shall remain in effect after such transaction; and PROVIDED FURTHER THAT before exercising such right, SBCL shall have used its good faith efforts to preserve the original intention of the parties hereto.

       C. EXCLUSIONS. Notwithstanding anything to the contrary contained in this Agreement, including without limitation this Section VII, SBCL shall be entitled without restriction and in its sole discretion, to (i) utilize or change any EDI system for purposes of connectivity between an SBCL Lab and a Provider [*], or between SBCL Labs, utilizing Lab EDI Services that SBCL has already established or begun to establish connectivity capabilities as of the date hereof, including without limitation those set forth on EXHIBIT VII.C-1 which Exhibit shall be delivered by January 15, 1998 and shall represent SBCL's best efforts to identify all such capabilities which are significant to SBCL; (ii) terminate or not renew its current contracts or arrangements with third parties relating to Lab EDI Services; (iii) pursue future arrangements or relationships for Lab EDI for any exclusion described in
EXHIBIT VII.C-2, and (iv) utilize or change any EDI system between SBCL Labs and other facilities owned, managed and/or operated by SBCL.

       D. EXCLUSIONS FOR [*]. Notwithstanding anything to the contrary contained in this Agreement, including without limitation this Section VII, SBCL shall be entitled without restriction and in its sole discretion, to change, continue to use or install [*]. At some time in the future, SBCL will consider a proposal from ActaMed for some or all of these [*] transactions and enter into reasonable negotiations, if appropriate. For a period of [*] from the date hereof, SBCL will not [*] Lab EDI Services without notifying ActaMed and affording ActaMed opportunity to propose to provide such services.

       E. FUTURE ACTAMED PARTICIPATION IN EXCLUDED ARRANGEMENTS. Notwithstanding Section VII.C above, SBCL will endeavor to include ActaMed in opportunities relating to the arrangements identified in Section VII.C(iii) to the extent feasible and appropriate as determined by SBCL for Lab EDI or physician connectivity. The nature and pricing of ActaMed's involvement will be negotiated on a case by case basis.


[*] CONFIDENTIAL TREATMENT REQUESTED

       F.   ELIGIBILITY AND CLAIMS PROCESSING SERVICES.  During the initial term of this Agreement, SBCL will use all reasonable business efforts, consistent with its competitive needs in the lab testing business, to utilize ActaMed as SBCL's preferred provider of electronic eligibility verification and claims processing services to provide connectivity with all third party payers with which SBCL desires connectivity and ActaMed is then connected, PROVIDED THAT this Section VII.F shall apply only if (i) SBCL desires to use an outside vendor for such services, and (ii) the prices proposed to be charged by ActaMed for such services are [*]. In furtherance of such "preferred" status, SBCL shall offer ActaMed as one of the potential providers of such services in any written response to a request for proposals for lab testing services. For each written SBCL proposal for the provision of such services, SBCL shall provide ActaMed with a copy of the sections thereof describing ActaMed's proposed services. SBCL shall provide ActaMed with such reasonable opportunity as circumstances permit to review and correct or comment on any
such proposed language.    Notwithstanding the foregoing, SBCL shall not be
obligated to comply with the provisions of this Section VII.F in those cases in which (i) the payer designates (in the request for proposals or otherwise) a provider of such services other than ActaMed, or (ii) it would violate any Regulation, contractual provision or obligation by which SBCL is bound.

       G. FURTHER EXCLUSIONS FOR NON-LABORATORY EDI. Nothing contained herein shall prohibit SBCL from engaging in or contracting with third parties relating to non laboratory related EDI transactions including but not limited to the following, as long as each of the following is not intended primarily as a connection from an Automated Provider to a network for the purposes of Lab EDI Services (or services related thereto): [*].

VIII.  COOPERATIVE RELATIONSHIP.

       A.   COOPERATION.   Upon SBCL request, ActaMed will work with SBCL's
sales people to generate site connectivity and will use reasonable efforts to be available to perform the technical portions of sales presentations made by SBCL's sales people.

       B. USE OF OTHER PARTIES' NAME. Each party shall have the right to include the other party's name on its client or vendor list and to disclose the nature of the services and products provided under this Agreement, so long as such services and products are accurately represented; PROVIDED, HOWEVER, that neither party has the right to use the other's name, trademarks or trade names for other advertising, sales promotion, or publicity purposes without the other's prior written consent.


[*] CONFIDENTIAL TREATMENT REQUESTED

       C. USER GROUP. ActaMed will establish a user group, to consult on priorities and provide direction to ActaMed on system initiatives, which will include representation from SBCL, Automated Providers and payers. At regular intervals not less frequently than annually ActaMed will solicit user suggestions, input and feedback regarding the Network.

       D. ACTAMED'S OBLIGATION TO PROMOTE SB FOR DISEASE MANAGEMENT. For so long as ActaMed is SBCL's preferred vendor pursuant to Section VII, ActaMed will undertake actions similar to those set forth in Section VII.A to promote SmithKline Beecham Corporation's Healthcare Services Division for the Disease Management Business. "DISEASE MANAGEMENT BUSINESS" shall be defined in a separate writing reasonably agreed upon by the parties within thirty (30) days after the date hereof.

       E. REFERENCE CHECKS. SBCL shall designate one or two individuals who shall respond to a reasonable number of reference inquiries and visits (not to exceed two visits in any calendar month) by customers and potential customers of ActaMed on mutually agreeable terms. SBCL shall retain the right to refuse a visit to any competitor or potential competitor of SBCL or to terminate the visit of any customer or potential customer who does not abide by SBCL's policies and procedures. ActaMed shall inform all customers and potential customers allowed on SBCL's premises pursuant to this Section that they are required to abide by SBCL's policies and procedures.

IX.    SBCL'S OBLIGATIONS REGARDING THE NETWORK.

       A. STANDARD FORMATS AND PROTOCOLS. SBCL shall receive and generate transaction data and any other Lab EDI in a standard format and protocol mutually agreed upon by the parties.

       B. HARDWARE AND OPERATING ENVIRONMENT. SBCL shall provide, at its own expense, all necessary hardware, including terminal equipment, compatible with and suitable for its communications with the Network at the SBCL Labs. ActaMed shall verify SBCL's operating environment with testing procedures implemented by ActaMed from time to time, with advance notice to and approval from SBCL, which approval shall not be unreasonably withheld or delayed.

       C.   NEW RELEASES OF SBCL PROPRIETARY SOFTWARE.   SBCL will make
available to ActaMed all new releases and specifications for the SBCL gateway so as to enable ActaMed to maintain the ActaMed Gateway substantially the same as the SBCL gateway, including for Year 2000 compliance. In addition, SBCL will give ActaMed advance notice of test code changes, new releases of SBCL proprietary software and other SBCL host computer system changes (including host computer systems operated by third party outsourcers on behalf of SBCL), if such changes or releases will affect ActaMed's ability to transmit information over the Network. If any changes are required to the Network by reason of such actions by or on behalf of SBCL, the parties will mutually agree (consistent with Section V hereof) in advance on the scope of the project, the deliverables, deadlines, any fees ActaMed will charge SBCL, a test plan and an acceptance test plan.

X.     CONFIDENTIALITY AND SECURITY.

       A. DATA CONFIDENTIALITY. Each party agrees that patient clinical records are Confidential Information and each party shall not disclose or utilize individual lab test information in any way that would violate any
patient confidentiality obligation or any Regulations.   Without limiting
ActaMed's obligations regarding Confidential Information which may be otherwise provided for in this Agreement, ActaMed shall be responsible to ensure the confidentiality of test results and patient information transmitted over the Network, in accordance with all applicable Regulations governing such patient confidential information, including to prevent anyone other than the sender and addressee of Transmittal Information or their respective authorized employees from monitoring, using, gaining access to or learning the import or contents of any Transmittal Information.

       B. DISTRIBUTION AND USE OF DATA. All Transmittal Information entered onto the Network by SBCL or any Automated Provider from tests referred to SBCL, shall be owned by SBCL and not by ActaMed. ActaMed shall not aggregate, integrate, compile, regenerate, merge, manipulate or otherwise use the Transmittal Information for any purposes and shall not provide the Transmittal Information to any other person or entity, other than as specifically required or allowed under the terms of this Agreement to perform the Agreed Services, without the prior written consent of SBCL. ActaMed agrees that such information cannot be aggregated for any Provider or among different customers' or other health care providers or laboratory service providers for any purpose, without SBCL's prior written consent.

            1. If ActaMed is served with a warrant, subpoena or any other order or request from a governmental body or any other entity or person for any records or files of information transmitted over the Network, ActaMed will as soon as practicable, and not in violation of law, deliver to SBCL a copy of such warrant, subpoena, order or request and will not, without SBCL's prior written consent, accede to the same unless and until required to do so under applicable law.

            2. ActaMed acknowledges and agrees that in the event it has access to confidential data relating to an Automated Provider and/or the Automated Providers's patients, employees and medical staffs, ActaMed will hold such information in the strictest confidence and will not, without SBCL's prior written consent, disclose any such information, including without limitation in any regeneration, recompilation, or reorganization thereof, or through any statistical analyses or provision of other excerpts thereof. Without limiting the foregoing, ActaMed agrees that it shall limit the ActaMed employees who have access to any patient identifiable health information, including without limitation, laboratory test order or results information, if any, to only those "need to know" employees of ActaMed as is required to perform the Agreed Services to the level of the Performance Standards set forth herein. Such employees shall be identified to SBCL in advance of such access and shall have executed and delivered to ActaMed and to SBCL, an agreement requiring non-disclosure of confidential information, compliance with all ActaMed policies and procedures with respect to Confidential Information and security of the Network (which shall be consistent with the requirements in this Agreement), if applicable, procedures established by SBCL and shall include an acknowledgment of immediate termination for breach of such agreement. To the extent any employee of ActaMed acquires such access to patient health information through any SBCL computer systems, or [*] ("SBCL ACCESS"), ActaMed shall cause such employees to abide by SBCL's [*] Security Access procedures, and shall deliver to SBCL such agreements reflecting same as may be required by SBCL and identified to ActaMed in writing from time to time. ActaMed shall be responsible for promptly notifying SBCL if any employee with SBCL Access is terminated or leaves the employment of ActaMed.

            3. Subject to the requirements of Section X.A, ActaMed may, at [*] of [*] to such [*] for which the [*] from such [*] without the [*] SBCL. There shall be [*] such [*].

            4. Subject to Section X.A and without limiting the above restrictions in this Section X.B, ActaMed [*] without the [*]. A copy of [*] shall be provided to SBCL. ActaMed agrees that, if SBCL's consent is obtained, [*] to Automated Providers shall be made available only in accordance with all applicable patient confidentiality laws of the states [*] the patient and SBCL Labs and ActaMed are located, and only [*] or [*]. SBCL shall have Audit Rights with respect to any disputed amounts hereunder.

       C. TRADE SECRET NONDISCLOSURE COVENANT. Without limiting the foregoing, Trade Secrets and Confidential Information and all physical embodiments thereof received by either party (the "RECEIVING PARTY") from the other party (the "DISCLOSING PARTY") during the term of this Agreement, including those received pursuant to the exercise of Audit Rights as described in Section III.E hereof, are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. In furtherance of the foregoing:

            1. At all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Trade Secrets of the Disclosing Party in confidence, and will not use, copy or disclose such Trade Secrets, or any physical embodiment thereof, or cause any of such Trade Secrets to lose their character as Trade Secrets. At all times during the term of this Agreement and for a period of [*] following the termination of this Agreement, (except where a longer period is required pursuant to this Agreement or Regulations) the Receiving Party shall hold the Confidential Information of the Disclosing Party in confidence, and will not use, copy or disclose such Confidential Information, or any physical embodiments thereof, or cause any of such Confidential Information to lose its character or cease to qualify as Confidential Information.


[*] CONFIDENTIAL TREATMENT REQUESTED

            2. Trade Secrets and Confidential Information shall be maintained under secure conditions by the Receiving Party, using reasonable security measures and in any event (1) not less than the same security measures used by the Receiving Party for the protection of its own Trade Secrets and Confidential Information of a similar kind, and (2) any specific security measures required by this Agreement. The Receiving Party shall not remove, obscure or deface any proprietary legend relating to the Disclosing Party's rights, on or from any tangible embodiment of any Licensed Materials without the Disclosing Party's prior written consent. Within thirty (30) days after termination of this Agreement, the Receiving Party shall deliver to the Disclosing Party all Trade Secrets and Confidential Information, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

            3. If the Receiving Party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets or Confidential Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then the Receiving Party will not be liable to the Disclosing Party for disclosure of Trade Secrets or Confidential Information required by such order if the Receiving Party complies with the following requirements: (i) if an already issued order calls for immediate disclosure, then the Receiving Party shall immediately move for or otherwise request a stay of such order to permit the Disclosing Party to take measures such as are described in clause (iii); (ii) the Receiving Party shall immediately notify the Disclosing Party of the motion or order by the most expeditious possible means; and (iii) the Receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the Disclosing Party for an order protecting the confidentiality of the Trade Secrets and Confidential Information, including joining or agreeing to (or non opposition to) a motion for leave to intervene by the Disclosing Party.

            4. The Receiving Party shall immediately report to the Disclosing Party any attempt by any person of which the Receiving Party has knowledge (i) to use or disclose any portion of the Trade Secrets and Confidential Information without authorization from the Disclosing Party, or (ii) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of the Trade Secrets or Confidential Information (except as permitted herein).

       D. PERMITTED DISCLOSURES. Notwithstanding any provisions of this Agreement to the contrary, SBCL may disclose to the OIG as part of the disclosures SBCL makes under its Integrity Agreement the fact that SBCL and ActaMed have entered into the transactions contemplated by the parties and any information relating to such transaction or this Agreement which SBCL determines, in good faith upon advice of counsel, is required or, in light of SBCL's obligations under the Integrity Agreement, appropriate for SBCL to make, or SBCL proposes to make in response to a request for such information from the OIG, provided that ActaMed shall be given opportunity (which shall be reasonable in light of all facts and circumstances) to review and comment upon the information SBCL intends to include in any such submission. In the event that any such disclosure that SBCL intends to make includes any information that constitutes Confidential Information of ActaMed or Trade Secrets of ActaMed, SBCL will provide reasonable (in light of all facts and circumstances, including the time frame in which such disclosure is required to be made) assistance to ActaMed to take reasonable steps to assure that such Confidential
Information or Trade Secrets of ActaMed are maintained in confidence, including, but not limited to, (i) requesting that the OIG treat such information as trade secrets, confidential information or financial information within the meaning of the Freedom of Information Act, 5 U.S.C.
Section 552(b)(4), (ii) requesting of the OIG that SBCL and ActaMed be given prior notice of any proposed release of such information to persons or entities outside of the OIG; (iii) requesting that the OIG otherwise assure the confidentiality of the information provided by ActaMed as if such information was confidential information of SBCL [*] and taking other reasonable steps that may be requested by ActaMed and to which SBCL may, in its sole discretion, agree to assure that the OIG honors its confidentiality obligations in that section; (iv) where such information is to be provided in response to a request by the OIG, take reasonable steps to narrow the request for information from the OIG in an appropriate manner in order to limit the amount of information, if any, that constitute Confidential Information or Trade Secrets of ActaMed covered by such request; and (v) make reasonable efforts to permit ActaMed with the concurrence of the OIG, to disclose such information directly to the OIG provided that in any such case, ActaMed shall give SBCL a timely opportunity to review, comment upon, and approve the information ActaMed intends to include in such submission. The additional safeguards described in subsections (i) through (v) above are designed to help assure the confidentiality of Confidential Information and Trade Secrets the disclosure of which would have a material adverse impact on ActaMed.
These additional provisions are not intended to interfere with SBCL's ability to meet its disclosure obligations under the Integrity Agreement.

            Each party shall promptly notify the other in the event it receives an inquiry, investigation, or request for information from the OIG or other governmental agency into the matters relating to the proposed transaction.

XI.    RELATIONSHIP MANAGERS.

            ActaMed will designate a representative responsible for the SBCL account and who will have decision making authority for ActaMed (the "ACTAMED RELATIONSHIP MANAGER"). [*] will be the initial Relationship Manager for ActaMed. The ActaMed Relationship Manager will be a member of the Oversight Committee and shall attend planning meetings with SBCL, keep SBCL updated on national trends in EDI and Lab EDI, and consult with SBCL regarding ActaMed's software and Network strategy.

            SBCL will designate a representative responsible for SBCL's relationship with ActaMed who will have decision making authority for SBCL (the "SBCL RELATIONSHIP MANAGER"). [*] will be the initial Relationship Manager for SBCL. The SBCL Relationship Manager will be a member of the Oversight Committee and will coordinate SBCL's activities with ActaMed, attend planning meetings with ActaMed, and keep ActaMed updated on technical developments with respect to [*] and Lab EDI.

            Each party will consult with the other before changing its Relationship Manager.


[*] CONFIDENTIAL TREATMENT REQUESTED

XII.   TERM AND TERMINATION.

       A.   INITIAL TERM AND RENEWALS.  This Agreement shall continue for five
(5) years from the Region One Transfer Date, unless earlier terminated as provided herein. Unless written notice of termination is given by SBCL not less than one hundred eighty (180) days, or by ActaMed not less than three hundred sixty (360) days, prior to the end of the term (including any extension or renewal of the term pursuant to this Section XII.A), the term of this Agreement will be automatically extended for successive two (2) year periods.

       B.   TERMINATION.   A party may cause a termination of all rights and
obligations of the parties hereunder, except as provided in this Section XII hereof, as follows:

            1. In the event that ActaMed fails to meet any of the Key Performance Standards in any [*] during any period of [*] SBCL may terminate this Agreement immediately by giving written notice of termination to ActaMed.

            2. SBCL may terminate this Agreement immediately following a breach by ActaMed of its covenants set forth in Section VI hereof by giving written notice of termination to ActaMed.

            3. Either party may terminate this Agreement if the other party shall fail to pay any amount when due from it hereunder (disregarding for this purpose any unpaid amount in dispute which dispute is being pursued with diligence) within thirty (30) days after written notice of a failure to pay is provided by the terminating party to the nonpaying party.

            4. If one party breaches any material provision of this Agreement, which breach is not described in Sections XII.B.1-3 above (and which is not a breach of Performance Standards other than the Key Performance Standards), the nonbreaching party may terminate this Agreement by giving [*] written notice of termination to the breaching party. If such breach is (in the reasonable estimation of the terminating party) capable of being cured during such period and the other party acts diligently and continuously to cure such breach, the termination shall be suspended during such time, PROVIDED THAT such breach is actually cured prior to the end of such period; AND PROVIDED FURTHER THAT during the period from and after the time an ActaMed breach is discovered, SBCL may, at its election, pay all Fixed Fees, Transaction Fees, Variable Fees, PIFs and other amounts otherwise due ActaMed hereunder into an escrow account established with a nationally recognized financial institution selected by SBCL, to be released to ActaMed upon the later of the date within such [*] period when the breach is cured or the date prior to exercise of the termination right provided in this Section XII.B.4 as of which ActaMed shall have been not in breach of this Agreement for at least thirty (30) days. If ActaMed proves, to SBCL's reasonable satisfaction, that such amounts are needed in order to cure the breach, SBCL will release amounts to enable ActaMed to cure the breach, in which case such released amounts will be used by ActaMed exclusively for purposes of curing such breach.


[*] CONFIDENTIAL TREATMENT REQUESTED

            5. If one party becomes insolvent, files bankruptcy, or has an involuntary bankruptcy case filed against it which is not dismissed within ninety (90) days, the other party may terminate this Agreement immediately by giving written notice of termination to the breaching party.

       C. EFFECT OF EXPIRATION. All rights and obligations of the parties hereunder shall cease upon the expiration of this Agreement except that (i) the obligations of the parties pursuant to Section X (relating to confidentiality), and (ii) the exclusive use rights of SBCL pursuant to Section V (relating to development work) shall continue in full force and effect indefinitely. In addition, the obligations of the parties pursuant to Section IV (relating to compliance with Regulations) shall continue for so long as SBCL shall have Long Term Access or Short Term Access.

       D. EFFECT OF TERMINATION. All rights and obligations of the parties hereunder shall cease upon the effective date of the termination of this Agreement except that (i) the obligations of the parties pursuant to Section X (relating to confidentiality), (ii) the exclusive use rights of SBCL pursuant to Section V (relating to development work), and (iii) the obligations of ActaMed pursuant to Section XII.E hereof (relating to termination transition), shall continue in full force and effect indefinitely. In addition, the obligations of the parties pursuant to
Section IV (relating to compliance with Regulations) shall continue for so long as SBCL shall have Long Term Access or Short Term Access. In the event that ActaMed has terminated this agreement for SBCL's failure to pay undisputed amounts due under this Agreement, ActaMed will not be required to perform services for SBCL or to allow SBCL access to or use of the Network during the termination transition period unless SBCL pays ActaMed in advance for such services and Network access. Upon termination of this Agreement, any amount in escrow pursuant to Section IV.F or Section XII.B.4 hereof shall be paid to the terminating party.

       E.   Transition Upon Termination.

            1. If this Agreement terminates as a result of a notice of non-renewal given by ActaMed pursuant to Section XII.A, ActaMed will provide [*] or, at SBCL's option,

                 a. SBCL may have [*] so long as ActaMed provides [*] (but not less than [*]), or

                 b. SBCL may require ActaMed [*] prior to the effective date of such termination, and SBCL may exercise the right to [*] as granted by the License Agreement.

            2. If this Agreement terminates as a result of a notice of non-renewal given by SBCL pursuant to Section XII.A, ActaMed will provide [*] and SBCL will have [*].

            3.   If SBCL terminates this Agreement pursuant to Section XII.B,


[*] CONFIDENTIAL TREATMENT REQUESTED

                 a.   ActaMed will provide [*],

                 b. SBCL may require ActaMed [*] within [*] after SBCL's notice of termination,

                 c. SBCL may exercise the right to [*] as granted by the License Agreement, and

                 d. until such time [*] by SBCL on a commercial basis, SBCL shall have Long Term Access.

            4. [*] shall mean that [*] from [*] who have [*] or a version of [*]. For [*] SBCL will [*] on the date notice of termination is given. ActaMed will [*] and SBCL will [*] is rendered. If SBCL [*] (subject to [*] to those provided in Section [*] hereof), ActaMed will [*]. ActaMed will have [*] and SBCL will [*].

            5. [*] shall mean that ActaMed [*] the date of termination. For [*] SBCL will [*] the date of Termination. ActaMed will [*] the date the bill is rendered. If SBCL [*] (subject to [*] to those provided in Section [*] hereof), ActaMed will [*]. ActaMed will have [*] and SBCL will have [*].

            6. [*] shall mean [*] that will only provide [*] and allows [*], to provide [*] ActaLab Software at their sites.

       F. TRANSITION UPON TERMINATION. ActaMed's [*] shall mean (i) if the date of termination occurs [*] the transfer to SBCL of [*] requested by SBCL to [*] SBCL at such time [*] and (ii) providing SBCL, as promptly as practicable, with [*] used for [*] whether or not [*] to which ActaMed is in a position to [*] the effective date of the termination and to [*] to the transition. In furtherance of and in addition to the foregoing, upon termination or expiration of this Agreement, the parties shall effect, and shall cooperate with each other in effecting,


[*] CONFIDENTIAL TREATMENT REQUESTED
the orderly and reasonable removal of ActaMed as a provider of Lab
EDI Services to Automated Providers in the manner that is least disruptive to Automated Providers and which allows connectivity between SBCL Labs and Automated Providers to continue uninterrupted with SBCL or a separate vendor. The parties shall jointly develop a removal plan which will provide a reasonable level of support consistent with Section III hereof to transition SBCL off the Network. Each party shall bear its own expenses in developing and implementing the removal plan.

       G. LICENSE AGREEMENT. To the extent any provisions of the License Agreement depend for their interpretation or application upon provisions of this Agreement, such provisions shall survive termination or expiration of this Agreement but solely for purposes of the License Agreement.

XIII.  NONSOLICITATION.

       A. BY SBCL. Until the occurrence of any of the events described in Sections XIII.B, SBCL will not, directly or indirectly, solicit any ActaMed Site to use a clinical laboratory test ordering or results reporting product other than one serviced or distributed by or otherwise affiliated with ActaMed.

       B.   EXCEPTIONS TO SBCL NONSOLICITATION.  The restrictions set forth in
Section XIII.A shall not apply from and after the occurrence of the following:

            1. Any of the events described in clauses 1 through 5 of Section XII.B shall have occurred (without regard to notice or grace periods otherwise applicable thereto and disregarding for this purpose any termination event arising by reason of nonpayment by SBCL of any amount not in dispute).

            2. Any of the events described in Article X of the Assets Purchase Agreement shall have occurred.

            3. Notice of nonrenewal of this Agreement is given by (i) ActaMed pursuant to Section XII.A in which case Section XIII.A shall not apply for the last [*] of the then remaining term hereof, or (ii) SBCL in which case Section XIII.A shall not apply for the last [*] of the then remaining term hereof.

       C.   Noncompetition by ActaMed.

            1. [*] ActaMed shall not, either individually or through any affiliate, employee, director, officer or consultant, directly or indirectly,
(i) [*], or (ii) compete with SBCL in the Disease Management Business. The specific terms of such noncompetition shall be detailed in the separate writing referred to in Section VIII.D to be delivered within thirty (30) days after the date hereof.


[*] CONFIDENTIAL TREATMENT REQUESTED

            2. At any time prior to [*], ActaMed shall not [*] at the SBCL Sites transferred to ActaMed pursuant to the Purchase Agreement, including without limitation, to install or be instrumental in causing [*] to [*] located at such sites which enables the [*], or otherwise provide [*] which facilitate [*].

XIV.   OBLIGATION TO INDEMNIFY.

       A. ACTAMED INDEMNITY. Subject to Section XIV.C hereunder, ActaMed agrees to indemnify and hold harmless each SBCL Indemnitee against and in respect of (i) all Losses, asserted against, imposed upon or incurred by any SBCL Indemnitee by reason of or resulting from any breach of any representation or warranty or covenant of ActaMed contained in this Agreement, as well as from any negligent act or omission of ActaMed; and (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss or to the enforcement of this
Section XIV.A.

       B. SBCL INDEMNITY. Subject to Section XIV.C hereunder, SBCL agrees to indemnify and hold harmless each ActaMed Indemnitee against and in respect of
(i) all Losses, asserted against, imposed upon or incurred by any ActaMed Indemnitee by reason of or resulting from any breach of any representation or warranty or covenant of SBCL contained in this Agreement, as well as from any negligent act or omission of SBCL; and (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss or to the enforcement of this Section XIV.B.

       C.   ALLOCATION OF RISK.

            1. ActaMed shall not be liable to SBCL (or to any person claiming to have been injured by SBCL) for any lab testing error, billing error, or other action or failure to act of SBCL, or any error or mistake not caused by ActaMed and made by SBCL in the reporting of lab testing results to ActaMed for delivery by the Network, and SBCL shall hold ActaMed harmless from all claims caused by such errors or mistakes to the extent made by SBCL.

            2. SBCL shall not be liable to ActaMed (or to any person claiming to have been injured by ActaMed) for any error in Transmittal Information, billing error, or other action or failure to act of ActaMed, or any error or mistake not caused by SBCL and made by ActaMed in the transmission of test orders and results over the Network, and ActaMed shall hold SBCL harmless from all claims caused by such errors or mistakes to the extent made by ActaMed.

            3. Neither party shall be liable to the other hereunder for consequential, special, punitive or exemplary damages of any kind (including, but not limited to, lost profits, loss of business or other similar damages) arising out of any action or proceeding except and only to the


[*] CONFIDENTIAL TREATMENT REQUESTED
extent that such damages arise from or relate to (i) the failure of a party to comply with Regulations as required by this Agreement, (ii) an action in tort initiated by a third party against either or both of the parties hereto, or (iii) breach of a party's confidentiality undertakings set forth herein.

            4. Neither party shall be liable to the other hereunder in connection with any action or proceeding arising from or relating to a matter covered by this Section XIV, or for breach of this Agreement, for an amount in excess of the greater of (i) [*] or (ii) the [*] prior to the date on which such breach occurs; PROVIDED THAT this limitation shall not apply to any Losses or other damages arising out of or relating to any action described in clauses [*].

       D. CLAIMS NOTICE. A Claim shall be made by any Indemnitee by delivery of a Claims Notice to any Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

       E. PROCEDURES INVOLVING NON THIRD PARTY CLAIMS. If the Claim involves a matter other than a Third Party Claim, the Indemnifying Party shall raise any objection to such Claim within a reasonable period of time by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. If an objection is timely interposed by the Indemnifying Party, the Indemnifying Party and the Indemnitee shall cooperate in the compromise of the Claim or resolve any disagreement in accordance with Section XV hereof.

       F. PROCEDURES INVOLVING THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

            1. The Indemnitee shall give the Indemnifying Party written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnifying Party of such claim shall not relieve the Indemnifying Party of any liability that they may have with respect to such claim except to the extent the Indemnifying Party demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party shall be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnifying Party by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement


[*] CONFIDENTIAL TREATMENT REQUESTED
of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make a Claim as specified in Sections XIV.A and XIV.B which shall be deemed a Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

            2. If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee, the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnitee shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

            3. No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Article shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of such a Third Party Claim, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (c) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (2) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

       G. NO RELEASE FOR FRAUD. Nothing contained in this Agreement shall relieve or limit the liability of a party or any officer or director of such party from any Liability arising out of or resulting from common law fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of this Agreement. Each ActaMed Indemnitee or SBCL Indemnitee, as the case may be, shall have a right to indemnification for any Loss incurred as the result of any common law fraud or intentional misrepresentation by SBCL or ActaMed, respectively, or any officer or director thereof.

       H.   Payment.

            1.   If any party is required to make any payment under this
Section XIV, such party shall promptly pay the Indemnified Party the amount so determined. If there is a dispute as to the amount or manner of determination of any indemnity obligation owed under this Section XIV, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section XIV and the portion, if any, theretofore paid shall bear interest as set forth in
Section XIV.F.3.

            2. Any items as to which an Indemnified Party is entitled to payment under this Article may be paid by setoff against amounts payable to the Indemnifying Party to the extent that such amounts are sufficient to pay such items.

            3. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid principal amount of the obligation from the date the amount became due until payment in full, at the per annum rate of interest announced from time to time by NationsBank South, N.A., to be its "prime rate."

XV.    DISPUTE RESOLUTION; ARBITRATION.

       A. GENERAL. Except as otherwise provided in Section VI of this Agreement, disputes between ActaMed and SBCL relating to the interpretation or application of this provisions of this Agreement shall be resolved in accordance with this Section XV.

       B. INFORMAL DISPUTE RESOLUTION. Any dispute between the parties arising out of or with respect to this Agreement, either with respect to the interpretation of any provision of this Agreement or with respect to the performance by ActaMed or SBCL, shall be resolved as provided in this Article.

            1. Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve their dispute informally, as follows:

                 a. The Representatives for each party shall meet for the purpose of endeavoring to resolve such dispute. They shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The Representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the parties may be fully advised of the other's position.

                 b. If, within fifteen (15) days after a matter has been identified for resolution pursuant to this Section XV, either of the Representatives concludes in good faith that amicable resolution through continued negotiation in this forum does not appear likely, the matter will be escalated by formal written notification to the SBCL President and the ActaMed President. The parties will use their respective best efforts to cause the SBCL President and the ActaMed President to meet to attempt to resolve the dispute.

                 c. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of: (i) the date on which the SBCL President and the ActaMed President conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) thirty (30) days after the dispute has been referred to the SBCL President and the ActaMed President.

            2. The provisions of this Section XV shall not be construed to prevent a party from instituting, and a party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period.

       C. ARBITRATION. If the parties are unable to resolve any controversy arising under this Agreement as contemplated by Section XV.A and if such controversy is not subject to Section XIV or Section XV.D, then such controversy shall be submitted to mandatory and binding arbitration at the election of either Party (the "DISPUTING PARTY") pursuant to the following conditions:

            1. The Disputing Party shall notify the AAA and the other Party in writing describing in reasonable detail the nature of the dispute (the "DISPUTE NOTICE"). The parties shall each select a neutral arbitrator in accordance with the rules of AAA and the two (2) arbitrators selected shall select a third neutral arbitrator. The three (3) arbitrators so selected are herein referred to as the "PANEL."

            2. The Panel shall allow reasonable discovery as permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The Panel shall have no power or authority to amend or disregard any provision of this Section XV. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of ActaMed and SBCL being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days.

            3. Should any arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced by an arbitrator selected in accordance with the rules of the AAA and consistent with this Section XV.

            4. The Panel rendering judgment upon disputes between parties as provided in this Section XV shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the arbitrator shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

            5. Arbitration hearings hereunder shall be held in Washington D.C. or other mutually agreeable location.

            6. The Panel shall be instructed that time is of the essence in the arbitration proceeding. The Panel shall render its judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

       D. LITIGATION. In the event of a breach of the confidentiality obligations set forth in this Agreement, or in the event a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is a necessary remedy, then such party may file a pleading with a court seeking immediate injunctive relief. If a party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other party and the injunctive relief sought is not awarded in substantial part (or in the event of a temporary restraining order is vacated upon challenge by the other party), the party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging the pleading.

            1. ActaMed and SBCL each consent to venue in Philadelphia, Pennsylvania and to the nonexclusive jurisdiction of competent Pennsylvania state courts or federal courts located in Philadelphia for all litigation which may be brought, subject to the requirement for arbitration hereunder, with respect to the terms of, and the transactions and relationships contemplated by, this Agreement.

XVI.   MISCELLANEOUS.

       A. PUBLICITY. Each party hereto agrees that neither it, nor or any of its representatives, shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto unless required by law or judicial process, in which case notification shall be given to the other party hereto prior to such disclosure and the content of such disclosure approved by such other party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, ActaMed agrees that nothing in this Section XVI.A shall prohibit SBCL from disclosing any information SBCL is permitted to disclose under Section X.D.

       B. ENTIRE AGREEMENT. This Agreement, including the Exhibits to it, constitutes the entire understanding between the parties and supersedes all proposals, communications and agreements between the parties relating to its subject matter. No amendment, change, or waiver of any provision of this Agreement will be binding unless in writing and signed by both parties.

       C. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and performed therein.

       D. ASSIGNMENTS. Neither party may assign this Agreement without the prior, written consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that SBCL may assign its rights and obligations hereunder without approval of ActaMed to any of its affiliates, or an acquiror of substantially all of its assets; PROVIDED FURTHER that ActaMed may assign its rights and obligations under this Agreement without the approval of SBCL to any person that acquires all or substantially all of the business or assets of ActaMed related to the ActaLab Software and the Network, if such person (or any affiliate of such person) is not engaged in the business of providing laboratory testing services. Any attempted assignment without such consent shall be void. If the parties cannot agree upon whether a company competes with SBCL for lab testing, the parties shall resolve the dispute pursuant to Section XV. Any assignment with consent does not release the assigning party from any of its obligations under this Agreement unless the consent so states.

       E. NOTICES. Any notices relating to this Agreement shall be in writing and will be sent by certified United States mail, postage prepaid, return receipt requested, or by facsimile transmission or overnight courier service, addressed to the party at the address set forth below, or at such different address as a party has advised to the other party in writing and shall be deemed given and received when actually received:

If to SBCL:

       SmithKline Beecham Clinical Laboratories, Inc.
       1201 South Collegeville Road
       Collegeville, Pennsylvania  19426
       Attention:  John B. Okkerse, Jr., Ph.D., President
       Telephone:  [*]
       Telecopy:  [*]

With a copy to:

       SmithKline Beecham Corporation
       One Franklin Plaza
       16th and Race Streets
       Philadelphia, PA  19103
       Attention: General Counsel-U.S.
       Telephone:  [*]
       Telecopy:  [*]

If to ActaMed:

       ActaMed Corporation
       Suite 600
       7000 Central Parkway
       Atlanta, Georgia 30328
       Attention: Chief Financial Officer
       Telephone: (770)352-1600
       Telecopy: (770)352-1815



[*] CONFIDENTIAL TREATMENT REQUESTED
with a copy to:

       Alston & Bird
       One Atlantic Center
       1201 West Peachtree Street
       Atlanta, Georgia  30309-3424
       Attention: John C. Weitnauer, Esquire
       Telephone:  (404) 881-7780
       Telecopy Number:  (404) 881-7777

       F. SEVERABILITY. In the event one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable by a court with jurisdiction, the remaining provisions shall continue in full force and effect.

       G. FORCE MAJEURE. The obligations of the parties under this Agreement (other than the obligation to make payments) shall be suspended to the extent a party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, governmental regulations, failure of vendors or suppliers or any other cause whatsoever beyond a party's control. For so long as such circumstances prevail, the party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay.

       H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date set forth above.

                                ACTAMED CORPORATION



                                By:     /s/
                                   ---------------------------------------

                                Its:    President
                                    --------------------------------------


                                SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.



                                By:     /s/
                                   ---------------------------------------

                                Its:    President
                                    --------------------------------------

                                      EXHIBITS

Exhibit A             -- Definitions-

Exhibit II.B.2(a)     -- Automated Provider Contract Amendment Provisions*

Exhibit II.B.2(b)     -- Automated Provider New Contract*

Exhibit III.B.7       -- Reports-

Exhibit III.C-1       -- Network Standards-

Exhibit III.C-2       -- Customer Support Standards-

Exhibit IV.G          -- Average Revenue/Requisition & Monthly
                         Average Number of Requisitions*

Exhibit V.A.          -- Required Maintenance

Exhibit V.B.          -- Year 2000 Warranties

Exhibit VII.C-1       -- Current Connectivity Arrangements**

Exhibit VII.C-2       -- Exclusions to Preferred Vendor Status

*  TO BE DELIVERED BY JANUARY 31, 1998.

** TO BE DELIVERED BY JANUARY 15, 1998.

                                     EXHIBIT A

                                    DEFINITIONS


            "AAA" means the American Arbitration Association.

            "ActaLab Software" means the ActaLab Software as defined under the License Agreement.

            [*] has the meaning set forth in Section XII.E.6 of the Services Agreement.

            "ActaMed" means ActaMed Corporation, a Georgia corporation.

            "ActaMed Gateway shall have the meaning set forth in Section
II.A.1.

            "ActaMed Indemnitee" means ActaMed and its directors, officers, employees, affiliates and permitted assigns.

            "ActaMed Network" means the EDI system and network for electronic Transmissions, which includes the Network Software and ActaMed's gateway and hardware and computer systems needed to operate that software.

            "ActaMed President" shall mean the President of ActaMed, presently Michael K. Hoover, or should ActaMed be restructured in any manner, the officer of ActaMed having top authority over ActaMed's operations.

            "ActaMed Relationship Manager" shall have the meaning set forth in
Section XI.

            "ActaMed Site" means an Automated Provider utilizing the Network for Lab EDI Services located in a transferred Region that was an SBCL Site on the Transfer Date of the Region or is a New Site or [*].

            "Agreed Services" means all services to be rendered by ActaMed under this Services Agreement, including without limitation Lab EDI Services.

            "Anniversary" shall mean the anniversary date of the Region One Transfer Date.

            "Audit Rights" means the right to, or to have representatives,

                      (1) examine all books of account, records, reports and other papers except to the extent that such action would, in the reasonable opinion of counsel, constitute a waiver of the attorney/client privilege or violate obligations of confidentiality to third parties,

[*] CONFIDENTIAL TREATMENT REQUESTED

                      (2) make copies and take extracts from any thereof, except for information which is subject to a written confidentiality agreement with a third party,

                      (3) discuss the affairs, finances and accounts of the party being audited with such party's officers and independent certified public accountants (and by this provision such audited party hereby authorizes said accountants to discuss with the auditing party and its representatives, the finances and accounts of such entity) and

                      (4) visit and inspect, at reasonable times and on reasonable notice during normal business hours, the properties of the other party;

PROVIDED THAT, the foregoing audit rights are in addition to any rights of a party under the Georgia Business Corporation Code in the case of ActaMed, or the Delaware General Corporation Law in the case of SBCL, and shall in no way limit such rights; and

PROVIDED FURTHER THAT, the expenses incurred in connection with any such inspection shall be for the account of the auditing party, except that all reasonable expenses incurred by the audited party, or any of its officers, employees, agents or independent certified public accountants, shall be expenses payable by the audited party and shall not be expenses of the auditing party.

            "Automated Provider" means a Provider [*] who or which, on or after the Transfer Date of the Region in which the Provider [*] is located, uses the Network to send clinical laboratory test orders to an SBCL Lab or to receive test result reports from an SBCL Lab.

            "Changes" means any improvements, changes or additions to application software and documentation that improve existing functions, add new functions, or improve performance through changes in the software or system design or coding.

            "Claim" means any claim for indemnification under Section XIV of the Services Agreement.

            "Claims Notice" means a written notice of an indemnification claim delivered pursuant to Section XIV of the Services Agreement.

            "Confidential Information" means information that is (1) confidential to the business of a party, including without limitation, data regarding the extent of the Agreed Services provided hereunder to, or Transaction Fees, Fixed Fees or PIFs paid hereunder by, SBCL, (2) is designated and identified as such by such party, and (3) is not a Trade Secret; provided, however, that Confidential Information does not include any information which is or becomes generally known to the public without any breach by the Receiving Party of its duties to the Disclosing Party. Assuming that the foregoing criteria are met, Confidential Information also includes information which has been disclosed to a Receiving Party by another person and which the Receiving Party is obligated to treat as confidential.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "Customer Support Standards" has the meaning set forth in Section III.C of the Services Agreement.

            "Development Agreement" means the Development Agreement between SBCL and ActaMed dated October 31, 1997 for the initial development of the ActaLab Software.

            "Disclosing Party" has the meaning set forth in Section X.C of the Services Agreement.

            "Disease Management Business" shall have the meaning set forth in
Section VIII.D.

            "Dispute Notice" means a written notice by one party hereto notifying the other of the existence of a dispute, which notice shall delineate the disputed items and the factual basis for the dispute.

            "Disputing Party" has the meaning given in Section XV.B of the Services Agreement.

            "EDI" means electronic data interchange.

            "Exclusive Developments" has the meaning set forth in Section V.E.1.a of the Services Agreement.

            "First Variable Fee" has the meaning set forth in Section IV.C.1 of the Services Agreement.

            "Fixed Fee" means the amounts payable by SBCL pursuant to Section IV.A of the Services Agreement.

            "Fixed Fee Sites" has the meaning set forth in Section IV.G of the Services Agreement.

            "FTE" means "full time equivalent," i.e., the equivalent number of work hours that would be worked by one person working on a full time basis, treating eight (8) hours worked per day as a full work day.

            "Indemnifying Party" means the Party obligated to provide indemnification pursuant to Section XIV of the Services Agreement.

            "Indemnitee" means an ActaMed Indemnitee or an SBCL Indemnitee.

            "Integrity Agreement" means SBCL's Corporate Integrity Agreement with the OIG.

            "Intellectual Property" means copyrights, trademarks, service marks, trade names, patents, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), computer software licenses, trade secrets, franchises, know-how, inventions and intellectual property rights.

            "Key Performance Standards" shall mean the Performance Standards under the headings of [*]

            "Lab EDI Services " means electronic connectivity services enabling an Automated Provider to send Transmittal Information electronically to an SBCL Lab and/or to receive electronically Transmittal Information from an SBCL Lab utilizing the Network.

            "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.

            "License Agreement" means the License Agreement between SBCL and ActaMed dated the date of the Services Agreement and described in the Preamble to the Services Agreement.

            "Licensed Materials" means the software licensed pursuant to the License Agreement.

            [*] has the meaning set forth in Section XII.E.4 of the Services Agreement.

            "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

            [*] has the meaning set forth in Section XII.F of the Services Agreement.

            "Network" means the SCAN Network and/or the ActaMed Network.

            "Network Software" means ActaMed's personal computer version of the ProviderLink and ActaLink presentation and network software programs, under whatever name marketed, and the SCAN Software and the ActaLab Software, and all Changes to them, which are licensed to Automated Providers and which allow access to the Network for the transmission of laboratory test order entries and reception of test result information, or other software program for use by ActaMed in the transmission of test order entries and reception of test result information which is licensed to Automated Providers.

            "Network Standards" shall have the meaning set forth in Section III.C of the Services Agreement.

            "New Business Plan" shall mean the ActaMed business plan delivered pursuant to Section 5.1.8 of the Purchase Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "New Site" shall mean an ActaMed Site added to the Network on or after the Transfer Date of the Region in which the ActaMed Site is located and which is not a Fixed Fee Site.

            "Office Space" has the meaning set forth in Section II.B.5 of the Services Agreement.

            "OIG" means the Office of Inspector General, U.S. Department of Health and Human Services.

            "Other Lab" means a commercial laboratory other than an SBCL Lab.

            "Oversight Committee" has the meaning set forth in Section III.A of the Services Agreement.

            "Panel" has the meaning given it in Section XV.B of the Services Agreement.

            "PC System" means the personal computer, modem, bar code readers, bar code label printers, requisition and results printers and other hardware peripherals required for a Provider to become an Automated Provider.

            [*] means an SBCL [*] or other [*].

            "Performance Standards" shall have the meaning set forth in Section III.C of the Services Agreement.

            "PIF Amount" has the meaning given it in Section IV.C.2 of the Services Agreement.

            "PIF Number" has the meaning given it in Section III.B.3 of the Services Agreement.

            "PIF Sites" has the meaning given it in Section III.B.3 of the Services Agreement.

            [*] or "PIF" has the meaning given it in Section IV.M.1 of the Services Agreement.

            "Provider" means a physician, clinic, hospital, or other provider of clinical health care services other than [*].

            "Purchase Agreement" means the Asset Purchase Agreement between ActaMed and SBCL dated the date of the Services Agreement and described in the Preamble to the Services Agreement.

            "Receiving Party" has the meaning given it in Section X.C of the Services Agreement.

            "Region" means any one of Region One, Region Two, Region Three, or Region Four.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "Region Four" means the Region described on Schedule 2.2(d) to the Purchase Agreement.

            "Region Four Transfer Date" has the meaning given in Section 2.3.4 of the Purchase Agreement.

            "Region One" means the Region described on Schedule 2.2(a) to the Purchase Agreement.

            "Region One Transfer Date" means the date on which Region One is transferred to ActaMed pursuant to the Purchase Agreement.

            "Region Three" means the Region described on Schedule 2.2(c) to the Assets Purchase Agreement.

            "Region Three Transfer Date" has the meaning given in Section 2.3.3 of the Purchase Agreement.

            "Region Two" means the Region described on Schedule 2.2(b) to the Purchase Agreement.

            "Region Two Transfer Date" has the meaning given in Section 2.3.2 of the Purchase Agreement.

            "Regulation" means any statute, law, ordinance, regulation, requirement, order or rule of any federal, state, local government or other governmental agency or body or of any other type of regulatory body, or any governmental or administrative interpretation of any thereof, including, without limitation, (i) those covering health, safety, environmental, energy, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, (ii) requirements imposed by any governmental or regulatory body which must be satisfied to qualify for Medicare reimbursements, and (iii) any and all federal, state and local health care laws relating to or covering the methods and ways in which Lab EDI Services and other related or incidental services or benefits, if any, are provided to the Automated Providers, including, but not limited to, the Stark law (42 U.S.C.
Section 1395nn) and the Clinical Laboratory Improvements Act of 1988, as amended.

            [*] has the meaning set forth in Section IV.G of the Services Agreement.

            [*] has the meaning set forth in Section IV.G.2 of the Services Agreement.

            "Representatives" means the ActaMed Relationship Manager and the SBCL Relationship Manager.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "Requisition" shall mean an electronically transmitted clinical laboratory test order from an Automated Provider to SBCL which is entered utilizing SCAN Software, the ActaLab Software or other program for electronic lab order entry and results reporting and utilizing the Network, for one or more clinical laboratory tests for a single patient transmitted electronically at one time and the corresponding test results delivered electronically to an Automated Provider from SBCL at one or more times. The term "Requisition" shall include patient eligibility for third party payor benefits or reimbursement or claim status checking related to such order and available to ActaMed.

            "SBCL" means SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation.

            "SBCL Access" has the meaning set forth in Section X.B.2 of the Services Agreement.

            "SBCL Indemnitee" means SBCL and its directors, officers, employees, affiliates and permitted assigns.

            "SBCL Lab" means any location at which SBCL or its affiliates provide, or may in the future provide, clinical laboratory testing services, regardless of the computer systems or software, if any, used by such lab for lab order entry and results reporting.

            "SBCL President" shall mean the President of SBCL, presently
John B. Okkerse, Jr., Ph.D., or should SBCL be restructured in any manner, the officer of SBCL having top authority over SBCL's operations.

            "SBCL Relationship Manager" has the meaning set forth in Section XI of the Services Agreement.

            "SBCL Site" means an Automated Provider utilizing the SCAN Network for Lab EDI Services on the Transfer Date of the Region in which such Automated Provider is located.

            "SCAN Assets" has the meaning set forth in the Purchase Agreement.

            "SCAN Developments" has the meaning set forth in the License Agreement.

            "SCAN Network" means the SCAN Software and SBCL's gateway and hardware and computer systems needed to operate the SCAN Software, excluding [*] which enables Providers or [*] to place laboratory test orders electronically to an SBCL Lab and/or to receive test result reports electronically from an SBCL Lab.

            "SCAN PSC" means a PSC which utilizes the Network to enter laboratory test orders electronically and/or to receive test result reports electronically.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "SCAN Site" means either an SBCL Site or an ActaMed Site that has installed and is using SCAN Software for Lab EDI Services.

            "SCAN Software" means the SBCL SCAN-TM- software licensed to ActaMed pursuant to the License Agreement, and all Changes thereto after the date hereof.

            "Second Variable Fee" has the meaning set forth in Section IV.C.2 of the Services Agreement.

            [*] has the meaning set forth in Section XII.E.5 of the Services Agreement.

            "SOP" means a standard operating procedure.

            "Termination Transition" has the meaning given it in Section XII.D of the Services Agreement.

            "Third Party Claim" means any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successful, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

            "TopLab" means SBCL's proprietary laboratory systems which facilitate SBCL's internal automated laboratory test processing and reporting, including but not limited to SBCL's Total Order Processing Laboratory system.

            "Trade Secrets" means information related to the Disclosing Party
(1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by the Disclosing Party that are reasonable under the circumstances to maintain its secrecy. Without limitation, for ActaMed, ProviderLink and the ActaLab Software are Trade Secrets, and for SBCL, the SBCL Software, SCAN Developments and
TopLab are Trade Secrets.

            "Transaction Fee Amount" has the meaning set forth in Section IV.C.1 of the Services Agreement.

            "Transaction Fees" has the meaning set forth in Section IV.B of the Services Agreement.

            "Transfer Date" shall mean any one of, and "Transfer Dates" shall mean more than one of the Region One Transfer Date, the Region Two Transfer Date, the Region Three Transfer Date, and the Region Four Transfer Date.

            "Transferred Employees" shall have the meaning given such term in the Purchase Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

            "Transmission" means the electronic transmittal over the Network of Transmittal Information in an approved document format.

            "Transmittal Information" means information which an Automated Provider gives ActaMed for communication to SBCL over the Network, or which SBCL gives ActaMed for communication to an Automated Provider over the Network, including all copies of same, and including without limitation, data relating to laboratory records, clinical data, encounter data, test information, test codes and provider identification numbers (other than UPINs)

            "Variable Fees" has the meaning given it in Section IV.C.2 of the Services Agreement.

                                 EXHIBIT II.B.2(a)

               LAB EDI SERVICE AGREEMENT AMENDMENT PROVISIONS

















                                III.B.2-1

                                  EXHIBIT II.B.2(b)

                              LAB EDI SERVICE AGREEMENT













                                III.B.7-1

                                EXHIBIT III.B.7

                                 REPORTS


       A.   REPORTS ACTAMED WILL PROVIDE TO SBCL

            The following reports will be provided to SBCL by ActaMed on the indicated schedule.

            1.   BILLING REPORTS

                 a.   [*] SUMMARY REPORTS (POST-ACTAMED GATEWAY):

                      (1)  Fixed Fee Sites

                           (a)  Total Sites

                           (b)  Total Requisitions

                           (c)  Average Requisitions per Site

                      (2)  Transaction Fee Sites

                           (a)  Total Sites

                           (b)  Total Requisitions

                           (c)  Average Requisitions per Site

                      (3)  PIF Sites

                           (a) Total Sites charged for the [*] that [*] (with appropriate supporting detail)

                      (4)  Label Printer Fees

                           (a) Total Sites charged for the Label printer equipment fee (with appropriate supporting detail)

                 b.   [*] DETAILED FEES:

                      (1)  List of Fixed Fee sites by lab

                      (2)  List of Transaction Fee sites by lab


                                III.B.7-1

[*] CONFIDENTIAL TREATMENT REQUESTED

                      (3)  List of PIF Sites by lab

                      (4) List of sites with bar code printer paid by SBCL by lab

                 c.   CUSTOM DEVELOPMENT:

                      (1) Monthly itemization and accounting for the hours worked for any projects active under a Custom Development Fee, and a project status report on each item worked

                 d.   MONTHLY EXPENSE BILLINGS:

                      (1) Personnel in non-transferred regions, with supporting detail

            2.   PERFORMANCE REPORTS

                 a. All reports necessary to verify and measure the Performance Standards, including, but not limited to, the following: (i) [*] help desk REPORTS, as set forth in Exhibit III.C-2 - Customer Support Standards showing performance statistics against the Performance Standards and the number of calls received by type of problem (detail problem coded); (ii) [*] network reports, as set forth in Exhibit III.C-1 - Network Standards; (iii) Performance Metrics reports against the Performance Standards described in Exhibit III.C-1 & 2, including comparison of actuals to standard for current month and rolling prior 12 months.

                 b. Transfer BENCHMARK reports, as set forth in Exhibit 2.3.1(a) of the Assets Purchase Agreement.

                 c. Monthly Gateway reports (format to be mutually determined once the ActaMed GATEWAY is active, but intended to be generally similar to the SBCL November 1997 Gateway Report).

                 d. As APPROPRIATE from time to time, in light of technological advances, market conditions or industry standards or other facts and circumstances, a report describing ActaMed's plans to increase the performance and capabilities of the Network and to improve Customer Service beyond the minimum levels specified in Exhibits III.C-1 and III.C-2.

                 e. Monthly report of SBCL clients that have deinstalled (discontinued to use) Lab EDI Services.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                III.B.7-2

                 f. An ongoing data base (to be created, kept current and available for reporting) report of the current list of clients approved for installation including date received, Lab, Client ID, Client demographics and expected date of installation.

            3.   SAS 70 REPORT

                 ActaMed will provide a report produced in accordance with standards established by the American Institute of Certified Public Accountants' Statement on Auditing Standards Number 70: Reports on the Processing of Transactions by Service Organizations. ActaMed shall submit the first such report to SBCL by the end of 1998.

       B.   REPORTS SBCL WILL PROVIDE TO ACTAMED

            1.   BILLING REPORTS

                 A. SBCL WILL MAKE AVAILABLE TO ACTAMED ACCESS TO DATA RELATING TO:

                      (1)  Fixed Fee Sites

                      (2) Total Sites (list of Fixed Fee Sites by Lab active that month)

                      (3)  List of Transaction Fee sites by Lab

                 B. FOLLOWING ACTAMED GATEWAY, MONTHLY EXPENSE BILLINGS (with appropriate SUPPORTING detail):

                      (1)  Gateway 1-800 charges to ActaMed

                      (2)  Non-transferred local line charges

                      (3) Service Fees for ongoing support of ActaMed Gateway, if any

                      (4) Service Fees for SBCL Gateway Services for Transferred Sites, if any

            2.   PERFORMANCE REPORTS

                 a. Prior to the ActaMed Gateway, SBCL will continue to provide ActaMed with copies of its standard monthly Gateway report.

                 b. Timely reports on changes in SBCL that affect ActaMed and its PERFORMANCE hereunder, as set forth in Section IX.

                                III.B.7-3

            3.   STRATEGIC INFORMATION

                 Quarterly information on major trends within SBCL as appropriate that are relevant to ActaMed and its performance hereunder, such as new customers, lost customers, trends in lab requisition and result volumes, compliance related issues, etc.





                                III.B.7-4

                                  EXHIBIT III.C-1

                             NETWORK SUPPORT STANDARDS


ACTAMED NETWORK AVAILABILITY

The ActaMed Network will be available 24 hours a day, 7 days a week with the exception of Planned Down Hours. "Planned Down Hours" means that time which is reasonably required for maintenance and problem resolution as reasonably required and notwithstanding any other provision herein shall only occur during the hours of [*] or on Federally recognized holidays.


HARDWARE AND MODEM AVAILABILITY

For each month, ActaMed shall maintain an "Availability Percentage" of at least [*]. Hardware systems and modems are operational and available for receiving/accepting calls as measured by an ActaMed systems management and monitoring tool [*]. Hardware specifically includes the ActaMed host machines required to process Lab EDI Services transactions, ActaMed provisioned modems and circuit termination equipment servicing Automated Providers using the ActaMed Network, and other third party provisioned dial-in access service and devices relevant to the Lab EDI Services.

The "Availability Percentage" for Lab EDI Services shall be calculated on [*] and will be based on data gathered through an automated Systems Management and Reporting tool [*]. Similar automated measurement and reporting will be implemented as soon as is practical for SCAN Sites transferred to the ActaMed Gateway, but not later than 180 days following such transfer of the first SCAN Site to the ActaMed Gateway. The Availability Percentage is calculated as set forth below:

       - Defined Hours are the total days in the month multiplied by 24 hours.

       - Unplanned Hours are the hours experienced during the month in which the ActaMed Network is not operable or otherwise not properly transmitting valid Transmission as provided in the Agreement excluding Planned Down Hours.

       -    Actual Hours are the Defined Hours minus the Unplanned Hours.

       - Availability Percentage is determined by dividing the Actual Hours by Defined Hours and multiplying the result by 100.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                III.C-1-1

SUCCESSFULLY DELIVERED CALLS

For each month, ActaMed shall maintain a "Successfully Delivered Call Percentage" of at least [*]. The "Successfully Delivered Call Percentage" is the total of all Successfully Delivered Calls divided by the total of attempted calls from all sources and multiplying the result by 100.

A Successfully Delivered Call shall mean a call made to ActaMed's premise equipment from any source for the purpose of processing Lab EDI Services. as to which ActaMed's equipment successfully offers service, to be measured by the call service provider's equipment facilities including:

       - calls delivered by an Interexchange Carrier ("IXC"), such as Sprint, AT&T, Worldcom, etc., using toll-free dial-in service to will be measured by the IXC carrier switch;

       - calls delivered by a third party dial-in access provider will be measured by the management capabilities of that provider's modem pool; and

       - calls delivered by a local service provider or by dedicated toll-free dial-in service will be measured by ActaMed's terminating premise equipment.


MODEM CONNECTIVITY

For each month, ActaMed shall maintain a "Modem Connectivity Percentage" of at least [*]. The "Modem Connectivity Percentage" is determined by dividing the total number of Successfully Connected Calls by the total of Successfully Delivered Calls and multiplying the result by 100.

A Successfully Connected Call is a Successfully Delivered Call that establishes and maintains successful modem connection as determined by the statistics generated by the management and reporting functionality of the ActaMed terminating modem bank and/or third party dial-in access equipment.


TRANSACTION PROCESSING

ActaMed acknowledges and agrees that all Transactions meeting the requirements set forth next to one or both of the bullet points below ("Proposed Transaction") will be processed by the ActaMed Network. If Proposed Transactions are not being processed by the ActaMed Network, it will be treated as a Severity 1 problem. It is expected by the Parties that [*] of connected and Proposed Transactions will be successfully processed within ActaMed Network.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                III.C-1-2

- Any order transactions that are entered according to the applicable specifications and edits of the Lab EDI software such as SCAN Software or ActaLab Software or any other ordering software module approved by ActaMed and SBCL that is connected to the ActaMed Network for the purposes of entering lab orders and upon completion of the order entry indicates to the operator that the order has been accepted for Transmission to SBCL; and

- Any result transactions transmitted by SBCL systems in accordance with applicable specifications and containing sufficient information to allow the ActaMed Network to determine the approved system to which the transaction is to be delivered.

[*]

[*] The Parties agree that this is not a currently automated measurement and is not included as a requirement of Section III.B.7, Reports.

HISTORICAL DATA FOR RE-TRANSMISSION

ActaMed will store all result transmission data on, and make it available in accordance with the Services Agreement via, the ActaMed Gateway for a minimum of [*].

[*] CONFIDENTIAL TREATMENT REQUESTED

                                III.C-1-3

                                  EXHIBIT III.C-2

                             CUSTOMER SUPPORT STANDARDS

ACTAMED HELP DESK

The ActaMed Help Desk for all Lab EDI Services will be staffed Monday through Friday 8:00 AM to 8:00 PM EST excluding federally recognized holidays. Issues of any severity level can be reported during this time via any one of the following methods:

     -      Telephone via ActaMed toll-free service (800 line);
     -      FAX;
     -      Internet e-mail to ActaMed help desk personnel; or
     - Internet e-mail directly into the ActaMed Help Desk call tracking system.

In addition,

     - Internet web pages are being constructed to answer frequently asked questions;
     - By special arrangement, limited direct access to the ActaMed Help Desk call tracking system is possible; and
     - Using Internet e-mail and the assigned tracking number, the status of calls can be retrieved at any time.

There shall be after hours support, which is typically limited to issues that are defined as Severity 1 or Severity 2 as further defined below. These are either issues that involve multiple users and major communications or systems failures, or problems involving an outage of a single Automated Provider (i.e. non-critical issues such as training questions, enhancement requests and usage questions are usually handled during normal help desk hours.) Service is initiated by calling the main Help Desk 800 number and leaving a detailed message. Voice mail left after hours or on holidays will result in a page to the appropriate on call analyst who will retrieve the message and return the call and immediately initiate investigatory and corrective actions as appropriate in accordance with Severity Levels.


                                   III.C-2-1

CALL TRACKING

Beginning at such time as the ActaMed SCAN help desk begins to accept client calls from ActaMed Sites, which shall occur at a date mutually agreed upon by the parties, all calls made to the ActaMed SCAN Help Desk will be logged into ActaMed's "Support Magic" call tracking system, and will include at a minimum the following information:

     -    Site ID (Machine ID)
     -    Site Name
     -    Caller Name
     -    Phone Number
     -    Local Lab
     -    Date of Call
     -    Time of Call
     -    Problem Code / Description
     -    Call Recipient / Analyst
     -    Problem Definition
     -    Call Status
     -    Solution Code / Clear Description of final resolution
     -    Severity Code
     -    Date and time of final resolution

ActaMed shall be responsible only for calls related to ActaMed Sites. Calls from all other SCAN sites will continue to be supported by SBCL and will continue to be tracked by SBCL processes as in force at that time.


SEVERITY CODES

Help Desk calls will be logged and appropriate escalations will be made based upon severity codes assigned to each call. It is the responsibility of the analyst handling the call to assign the severity level in accordance with the severity level definitions described below. The definition of each


                                 III.C-2-2
severity level and the classification of call types into severity levels will initially be as set forth below, with more specific definitions to be determined through negotiation between ActaMed and SBCL. The definitions may be reassessed and are subject to change by mutual consent of the Parties.
The ActaMed Help Desk's method of classifying calls into priority levels will be reviewed periodically with the Oversight Committee. SBCL will be responsible for defining additional situations and communicating to ActaMed any requests on how to classify particular call situations.

SEVERITY 1

       DEFINITION: A critical system or component is down or experiencing degraded service causing SBCL or a customer's business functions to be halted. Severity I issues will typically involve major system outages that affect the service provided to many users.

       REQUIRED ACTION: Immediate notification to those persons identified in the Crisis Management document. [*] of Severity 1 issues should be resolved within [*] with [*] updates between ActaMed and SBCL.

SEVERITY 2

       DEFINITION: A single user is down; a component is experiencing degraded service; consumable supplies are unavailable and does not have a critical impact on the business, but may restrict function to some users and may impact normal business operations.

       REQUIRED ACTION: The help desk will asses the situation and verify that setup or configuration problems are not the cause. After the original assessment has been made, an ActaMed CIS representative will normally be dispatched to correct or replace the failing component. In remote areas where localized support is not available, a replacement component will be shipped for next day delivery, and arrangements will be made to provide assistance setting up or installing that component.
       Arrangements will also be made to remove or arrange for the removal of the failed component. [*] of Severity 2 calls should be resolved within [*] with updates to the affected user every [*] or less.

SEVERITY 3

       DEFINITION: A user's system is still operating but is experiencing difficulties or a specially requested deliverable is unavailable.

       REQUIRED ACTION: The Help Desk will make every attempt to resolve the issue over the phone or using the tools available to them. If those attempts are not successful, a ActaMed CIS representative might be called upon to resolve the issue on site, but these issues will typically have a lower priority than the Severity 2 issues listed above. [*] of Severity 3 calls will be resolved within [*] with updates to the affected user every [*] or less.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                 III.C-2-3

NEW SITE INSTALLATION

In accordance with the agreed upon procedures for installing New Sites (or [*] Sites) that SBCL requests or approves for Lab EDI Services, ActaMed will:

      - If required, phone line installation and new service will be ordered on behalf of the Provider or SBCL on average within [*] of receipt of new site notification and,
      - Provide installation and training, including any hardware required under Section IV.L of the Services Agreement, to properly prepare and set up the new client to use Lab EDI Services within [*] of receipt of new site notification and phone line availability; or
      - PIF Sites will be installed within [*] from the time the notification is received and phone service is available.

except that, (i) delays caused by the practice management system vendor or the Provider, shall not be the responsibility of ActaMed; and (ii) SBCL and ActaMed will, when necessary, cooperate in the development of site installation schedules to reflect periods of high volumes of new installations and remote installations (usually requiring air travel).

DE-INSTALLATIONS

When required by the Assets Purchase Agreement or this Agreement, ActaMed will deinstall any Automated Provider within [*] of receipt of SBCL's deinstallation request. Re-deployment of the deinstalled PC System for Lab EDI Services will be in accordance with Section IV of the Services Agreement and in accordance with the performance metrics of a New Site.

RETAINING

ActaMed will provide ongoing training support in a manner and at such frequency as is reasonably required to maintain client satisfaction and ability to continue to use Lab EDI Services effectively to process laboratory transactions.


SCAN CONSUMABLE SUPPLIES

ActaMed will provide, [*] consumable supplies required by all ActaMed Sites for use of Lab EDI Services including printer paper, toner cartridges, backup tape cartridges and labels that meet SBCL label specifications. ActaMed will deliver or arrange for delivery of these as required for uninterrupted use of Lab EDI Services. Client requests for such supplies that prevent use of Lab EDI Services will be considered a Severity [*] problem.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                 II.C-2-4

MEASUREMENTS AND REPORTING

Measurement will begin when the problem is received by the ActaMed Help Desk at which time it will be recorded into the computerized on-line problem management tool. Measurement will end when the call is resolved satisfactorily and closed by the ActaMed Help Desk representative. In the case of calls that have been forwarded to an SBCL facility for questions or issues not covered by the ActaMed Help Desk, the ActaMed Analyst will, except in those cases where the problem determination or resolution is clearly the responsibility of SBCL because of the nature of the call, take ownership of that call and follow it through any other path it may take. So long as SBCL provides the information needed to resolve such a call, ActaMed will also be made to document that call and close it out with a detailed explanation of the final resolution. Where it is not possible for the ActaMed Analyst to remain "on the call", it is the responsibility of the SBCL personnel to notify the ActaMed Help Desk if the outcome is to be documented in the help desk system.

Other measurements that will be made available on a monthly basis will come from the ACD system. The variety of reports available based upon the call tracking system and the ACD statistics will include:

        REPORT                         TARGET SERVICE LEVEL
        ------                         --------------------
        Number of calls by category    N/A, will vary

        Calls by region                N/A, will vary

        Abandoned call rate            *

        Average hold time                [*]

* since there is no currently available SBCL baseline to be used to set reasonable standards, ActaMed will record these metrics from the beginning of its operations of the help desk. After the first four months of help desk operation, ActaMed and SBCL will evaluate performance and set mutually-agreeable metrics based on SBCL's actual performance and generally accepted performance standards for similar services. In no case shall such metrics result in standards lower than those generally found in the industry for similar services.

The percent of calls closed within the time frame objectives will be measured by calculating, by priority level, the volume of calls closed within the time frame objectives as a percentage of total calls opened.

The ActaMed Help Desk will use best efforts to accommodate any requests for additional information as long as the collection of the information does not add significant time and effort in logging the call. The ActaMed Help Desk statistics will be reported to SBCL on a monthly basis. The means of distribution is yet to be determined.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                 III.C-2-5

SATISFACTION LEVELS

For each year during the term of the Services Agreement, ActaMed will perform client satisfaction surveys assessing Automated Providers' satisfaction with ActaMed's Lab EDI Services. The format and content of the annual surveys shall be determined by ActaMed except that ActaMed will afford SBCL reasonable opportunity to review and comment thereon prior to its use. The annual survey will be conducted at annual intervals.


















                                 III.C-2-6

                                    EXHIBIT IV.I

                       AVERAGE REVENUE/REQUISITION & MONTHLY
                           AVERAGE NUMBER OF REQUISITIONS















                                       IV.I-1

                                    EXHIBIT V.A

                                    MAINTENANCE

ActaMed will provide SBCL with the following hardware, network and application (product) maintenance services which will be performed by ActaMed staff not dedicated to SBCL enhancements. The cost of these maintenance services are provided as a part of the annual Fixed Fee and Transaction Fees, and include the following:

PRODUCT MAINTENANCE

- Maintenance of the Network through both emergency and routine bug fixes and scheduled maintenance releases;

- Such changes and modifications to the Network required to manage scalability and capacity issues associated with increased transaction volumes;

- Provision of routine, updated application documentation and training materials;

- Provision of periodic product updates to improve usability and to improve existing features and functionality.

PERFORMANCE

- Maintenance, monitoring and reporting of hardware, network and communication systems regarding stability and performance as specified in Exhibit III.C-1 Network Standards;

- Changes required to maintain above service level commitments, including changes and modifications required to manage scalability and capacity issues associated with increased transaction volumes;

- Technology upgrades to the Network (to include such things as fault tolerance produces and services) will be included as part of ongoing maintenance; and

- Maintenance of appropriate connectivity to SBCL host systems to maintain security provisions and the data integrity of Transmissions.


                                   IV.I-2

                                    EXHIBIT V.B

                                YEAR 2000 WARRANTIES


ActaMed warrants that the SCAN Software and ActaLab Software as compiled on any hardware and operating system platform designated in its documentation ("Platforms") will satisfy all of the following:

            (a) Such software will properly process date-related information from different centuries (19th through 21st). Results utilizing such software will be consistent and correct whether or not dates being processed span different centuries and will be given with the proper indication of century.

            (b) Data involving date information which will be generated from use of the software will be coded in a manner that captures, stores and displays date-related information so that the software will properly access and process the data regardless of the century involved.

            (c) The software will properly process date-related data which had been generated by previous versions of thereof regardless of the century involved.

            (d) The software interfaces with the operating system and other software, and with devices, will properly exchange and use date-related information regardless of the century involved, so long as such other software, systems and devices provide date-related information in a compatible format.

            (e) The software will check any date-related information provided by the user, and by any devices, systems or software with which the software interfaces, and will reject any date-related information which is not provided in a format which the software will properly process. When data is rejected, the software will generate an explanatory error message.

            (f) The software will not have a feature which will cause it to stop operating or to limit or alter its functions or performance because of a date or time extending beyond 11:59:59 p.m. on December 31, 1999.

            (g) The software will process information relating to years beginning with 2000 properly, including recognizing that the year 2000 and every fourth year thereafter is a leap year.

            (h) The software (including but not limited to, runtime systems) will function correctly if executing at the moment when the year changes from 1999 to 2000. The software setup and updates will not be affected by the century change.


                                     V.B-1

                                  EXHIBIT VII.C-1

                         CURRENT CONNECTIVITY ARRANGEMENTS























                                   VII.C-1-1

                                  EXHIBIT VII.C-2

                       EXCLUSIONS TO PREFERRED VENDOR STATUS


The SBCL covenants and restrictions contained in Section VII of the Services Agreement (Preferred LAB EDI Vendor) do not apply to any arrangements, relationships or initiatives by or between SBCL and any of the following parties or for any of the following relationships:

      [*]

      [*]

      [*]

      [*]

      [*]

      [*]

      [*]

[*] CONFIDENTIAL TREATMENT REQUESTED


                                  VII.C-2-1

                              AMENDMENT NO. 1 TO
                              SERVICES AGREEMENT


          This AMENDMENT NO. 1 TO SERVICES AGREEMENT ("Amendment No. 1") is made and entered into this 15th day of May, 1998 by and between ACTAMED CORPORATION, a Georgia Corporation ("ActaMed") and SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a Delaware Corporation ("SBCL").

          WHEREAS, ActaMed and SBCL entered into a Services Agreement on December 31, 1997 ("Services Agreement") and desire to amend same in connection with the merger a subsidiary of Healtheon Corporation with and into ActaMed, with the result that ActaMed will become a wholly-owned subsidiary of Healtheon.

          NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

1    DEFINITIONS.

     Capitalized terms used in this Amendment No. 1 and not otherwise defined herein have the meanings set forth in the Services Agreement.

2    AMENDMENTS.

     2.1 [*] REMOVED FROM [*]. Section IV.C is replaced in its entirety as follows:

                 "1.     An amount (the "FIRST VARIABLE FEE") equal to (i) [*]
     minus the aggregate of the amount billed to SBCL pursuant to Section IV.B. above, excluding amounts attributable to any Provider office with ProviderLink that is subsequently installed with the Scan Software or ActaLab Software (the "FIRST TRANSACTION FEE AMOUNT") prior to the [*]
     (ii) [*] minus the sum of (A) the First Transaction Fee Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clause (i) above; and (iii) [*] minus the sum of (A) the First Transaction Fee Amount for the period from the date hereof to the [*] and
     (B) the amount paid pursuant to clauses (i) and (ii) above.

                 2. An amount (the "SECOND VARIABLE FEE") equal to (i) [*] minus the aggregate of the amount paid plus amounts owed (whether or not billed) pursuant to Section IV.M.1 below (the

[*] CONFIDENTIAL TREATMENT REQUESTED

     "PIF AMOUNT") prior to the [*]; (ii) [*] minus the sum of (A) the PIF Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clause (i) above; and (iii) [*] minus the sum of (A) the PIF Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clauses (i) and (ii) above; PROVIDED THAT if the PIF Amount with respect to an annual period (other than the last such annual period) is at least [*] of the aforementioned dollar amount for that annual period, no payment shall be due under this Section IV.C.2 for such annual period.

                 3. An amount (the "THIRD VARIABLE FEE" and together with the First Variable Fee and Second Variable Fee, the "VARIABLE
     FEES") equal to (i) [*] minus the aggregate of the amount billed to SBCL attributable to any Provider office with ProviderLink that is subsequently installed with the Scan Software or ActaLab Software (the "THIRD TRANSACTION FEE AMOUNT") prior to the [*]; (ii) [*] minus the sum of (A) the Third Transaction Fee Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clause (i) above;
     and (iii) [*] minus the sum of (A) the Third Transaction Fee Amount for the period from the date hereof to the [*] and (B) the amount paid pursuant to clauses (i) and (ii) above.

                 4. Subject to Section IV.D, the Variable Fees shall be paid annually within thirty (30) days after invoice therefor from ActaMed or Healtheon, which shall be (i) submitted to SBCL within [*]
     (ii) detail the calculation thereof, and (iii) reflect the Variable Fees payable in respect of the most recently completed annual period only. SBCL shall have Audit Rights with respect to any disputed amount of the Variable Fees."

     2.2 CONDITIONS TO BUSINESS ASSURANCE PAYMENTS. Section IV.D.1 is hereby replaced in its entirety as follows:

            "1. With respect to all Variable Fees, (i) such fees shall cease to be payable if ActaMed shall fail to satisfy any of the Key Performance Standards, or (ii) such fees (excluding the portion of the First Variable Fee attributable to Transaction Fees generated from PIF Sites) for the applicable year shall not be payable (but shall be treated as paid for purposes of calculation of any amount payable in the following year) if any of the following shall occur:

                 a. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites;

[*] CONFIDENTIAL TREATMENT REQUESTED

                 b. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites; and

                 c. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites.

     2.3 CONDITIONS TO BUSINESS ASSURANCE PAYMENTS. Section IV.D is hereby further amended by adding the following Subsection 3 at the end of such Section:

            "3. With respect to the Third Variable Fee, such fees also shall not be payable (but shall be treated as paid for purposes of calculating any amount payable in the following year) if any of the following shall occur:

                 a. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites;

                 b. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites; and

                 c. As of [*] ActaMed shall fail to have at least [*] ActaMed Sites.

     2.4    [*] COSTS.  Section IV.J is amended to insert at the end thereof:
"SBCL is not responsible for paying any [*] incurred by ActaMed or a Provider relating to the provision of Lab EDI Services, including without limitation, any [*], [*] and [*]."

     2.5 REMOVAL OF [*] HARDWARE PURCHASES. Section IV.K.2.b is replaced in its entirety as follows:

            "b. In addition, ActaMed shall provide, prior to the [*] up to [*] PC Systems for New Sites or Replacement Fixed Fee Sites in excess of the [*] set forth in (a) above. Notwithstanding the above, this obligation shall be reduced by each PC System the cost of which is reimbursed to SBCL subject to Section IV.K.1 above."

[*] CONFIDENTIAL TREATMENT REQUESTED

     2.6    EXCLUSIVE DEVELOPMENTS AMENDED.   Section V.E is replaced in its
entirety as follows:

            "E.  DEVELOPMENT WORK REQUESTED BY SBCL.

                 1. SBCL may at any time request that ActaMed perform additional development work. Subject to the terms of this Section V.E, SBCL shall pay ActaMed for development services the work product from which constitutes an Exclusive Development at no higher than the then industry standard rates for similar services.

                         a. SBCL shall be entitled to request in writing that ActaMed perform development services the resulting work from which shall be for the exclusive benefit of SBCL (an "EXCLUSIVE DEVELOPMENT"); provided that, except as provided in Section V.E.1.b, SBCL shall not be entitled to more than [*] Exclusive Development [*]. If ActaMed, before 9:00 AM (EST) of the [*] after the date on which such request is received by ActaMed, delivers to SBCL [*] then, notwithstanding that SBCL's request specified that the work would be an Exclusive Development, the work so requested by SBCL shall be a "COMMON DEVELOPMENT." Under no circumstances shall any SBCL requested development work that is required for purposes of complying with Applicable Laws, Regulations or any Regulatory Change constitute an Exclusive Development. Any SBCL requested work that is (i) classified as a Common Development in accordance with this Section V.E.1.a, or (ii) required to comply with Applicable Laws, Regulations or any Regulatory Change, shall not be counted for purposes of applying the limit on Exclusive Developments under this Section V.E.1.a.

                         b. SBCL may request in writing that ActaMed provide additional development work at any time. Such work shall result in either a Common Development or Exclusive Development pursuant to price and terms agreed to by the parties in accordance with Section V.E.1.e below. Any work classified as an Exclusive Development in accordance with this Section V.E.1.b shall not be counted for purposes of applying the limit on Exclusive Developments under this Section V.E.1.a.

                         c. ActaMed will not use or license the use of any Exclusive Development (without regard to whether it constitutes a SCAN Development or ActaLab Software) other than in support of Lab EDI Services. Subject to the ownership and license rights under the License Agreement, both

[*] CONFIDENTIAL TREATMENT REQUESTED

     ActaMed and SBCL shall be entitled to make any use of a Common Development. The terms of the foregoing two sentences shall survive termination of this Agreement for any reason. ActaMed may charge SBCL [*] the work product from which constitutes a Common Development. Any such charge shall be [*] and shall be separately stated on invoices sent to SBCL.

                         d. For purposes of this Section V.E, Exclusive Developments shall include any Changes made pursuant to Section V.C and paid for by SBCL by reason of Section V.C.4, to be designated as Exclusive Developments in accordance with the procedures set forth in this Section V.E.1.

                         e. Within [*] days after receiving SBCL's request pursuant to Sections V.E.1.a or V.E.1.b, ActaMed shall notify SBCL of ActaMed's prices and terms (including estimated completion date) for performing such development work, which prices and terms SBCL shall not unreasonably reject. Within twenty (20) days after receiving ActaMed's notice, SBCL shall accept or reject ActaMed's prices and terms for performing the development work. If SBCL provides notice accepting (i) in respect of requests under Section V.E.1.a, ActaMed's prices and terms, or (ii) in respect of requests under Section V.E.1.b (A) ActaMed's prices and terms, and (B) ActaMed's designation of the work as an Exclusive Development or Common Development, then ActaMed shall perform such work (or cause such work to be performed) on the accepted terms, and shall integrate the developed work into the ActaLab Software or SCAN Developments, as applicable, and offer it as an additional feature or function of Lab EDI Services, as soon as is reasonably practicable.

     If SBCL provides notice that it does not accept ActaMed's prices and terms, SBCL and ActaMed shall negotiate in good faith an alternative arrangement to the mutual satisfaction of the parties. If within [*] SBCL and ActaMed cannot reasonably agree upon such an alternative arrangement, then SBCL may engage a third party to perform the development services for such work, subject to Section V.E.1.f. Work performed by such a third party shall be (i) an Exclusive Development without regard to the frequency limitation of Section V.E.1.a, subject to Section V.E.1.f below, (ii) integrated by ActaMed into the ActaLab Software or SCAN Developments, as applicable, as soon as is reasonably practicable, and (iii) offered by ActaMed as an additional feature or function of Lab EDI Services, as soon as is reasonably practicable.

     SBCL and ActaMed shall cooperate in developing acceptance standards and processes (the "ACCEPTANCE PROCESS") pursuant to which work prepared by a third party, in accordance with industry standard practices, shall be (i) reviewed, tested and modified, as necessary, to conform with ActaMed's professional standards,

[*] CONFIDENTIAL TREATMENT REQUESTED
     the Performance Standards and ActaMed's compliance obligations under
     Article VI, (ii) integrated into the ActaLab Software or SCAN Developments, as applicable, and (iii) offered by ActaMed as an additional feature or function of Lab EDI Services; provided, SBCL shall reimburse ActaMed (at no higher than the then industry standard rates for similar services) for any costs or expenses incurred by ActaMed in any such testing, integration and offering of an additional feature or function of Lab EDI Services under this Section V.E.1.e.

                         f. Any contract between ActaMed and SBCL (or a third party developer and SBCL) for development of an Exclusive Development shall allocate ownership of and other rights with respect to the Exclusive Development, as between ActaMed and SBCL, in the manner contemplated by the License Agreement and Development Agreement, including, without limitation, Sections 2.1.4 and 2.3.2 of the License Agreement.

                 2. If, at any time, SBCL chooses to contract with ActaMed for a dedicated services team from ActaMed to handle development of Changes to the Network, the Licensed Materials, or SBCL's proprietary systems which are not required to be performed by ActaMed pursuant to Section V.C and which are not requested pursuant to Section V.E, ActaMed may elect whether to provide the dedicated team and, if it so elects, shall do so only on terms and conditions agreed to in advance by SBCL."

     2.7 EXCLUSIVITY PERIOD. Section XIII.C.2 is hereby replaced in its entirety as follows:

            2. At any time prior to [*] ActaMed shall not provide services to any Other Lab at the SBCL Sites transferred to ActaMed pursuant to the Purchase Agreement, including without limitation, to install or be instrumental in [*] located at such sites which [*] for services [*] or otherwise provide [*]. A full calendar month shall be added to the date set forth in the preceding sentence for each month after [*] in which ActaMed, determined as of the first day of each succeeding month, has failed to complete the development of a fully functional ActaLab Software (as described in the Development Agreement) and deploy a fully tested, accepted and operating version of such software at one or more ActaMed Sites.

3    MISCELLANEOUS.

     3.1 ENTIRE AGREEMENT. This Amendment No. 1 constitutes the entire understanding between the parties with respect to amendment to the Services Agreement and supersedes all proposals, communications and agreements between the parties relating to such subject matter.


[*] CONFIDENTIAL TREATMENT REQUESTED

No amendment, change, or waiver of any provision of this Amendment No. 1 will be binding unless in writing and signed by both parties.

     3.2 GOVERNING LAW. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and performed therein.

     3.3 SERVICES AGREEMENT PROVISIONS. All provisions of the Services Agreement not modified by this Amendment No. 1 shall remain in full force and effect. Subsections D, E and F of Section XVI of the Services Agreement shall apply to this Amendment No. 1 as if fully set forth herein.

     3.4 COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                        [INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Services Agreement as of the date set forth above.


                                     ACTAMED CORPORATION

                                     By:     /s/
                                        ---------------------------------------
                                     Its:    President & CEO
                                         --------------------------------------

                                     SMITHKLINE BEECHAM CLINICAL LABORATORIES,
                                     INC.

                                     By:     /s/
                                        ---------------------------------------

                                     Its:    President
                                         --------------------------------------